SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  __)

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GERMAN AMERICAN BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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GERMAN AMERICAN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2009

We are pleased to notify you that we will hold the 2009 annual meeting of our shareholders at the Jasper Country Club, One Country Club Drive, Jasper, Indiana 47546, on Thursday, May 14, 2009, at 6:30 p.m., Eastern Time, for the following purposes:

1.	To elect three directors to hold office until the annual meeting of shareholders in the year 2012 and until their successors are elected and have qualified.

2.	To approve and adopt the German American Bancorp, Inc., 2009 Employee Stock Purchase Plan.

3.	To approve and adopt the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Our Board of Directors has established the close of business on March 10, 2009 as the "record date" for this annual meeting.  This means that you are entitled to vote at this meeting if our stock records show that you owned our Common Shares at that time.

We invite you to attend this annual meeting in person.  Even if you plan to attend, please complete, sign and date the accompanying proxy and return it to our agent promptly in the enclosed postage-paid envelope - or, vote by Internet or by telephone by following the instructions in the accompanying Proxy Statement.

GERMAN AMERICAN BANCORP, INC.

KENNETH L. SENDELWECK Secretary

April 1,  2009
Jasper, Indiana

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF
GERMAN AMERICAN BANCORP, INC.

to be held May 14, 2009

INTRODUCTION

Our Board of Directors solicits your proxy for its use at our 2009 annual meeting of shareholders, and at any adjournment or adjournments of that meeting.  Our 2009 annual meeting will be held on Thursday, May 14, 2009, at the Jasper Country Club, One Country Club Drive, Jasper, Indiana 47546.  We are mailing this proxy statement, together with our 2008 annual report (Form 10-K), a proxy card and an invitation to attend our annual meeting, to our shareholders on or about April 1, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 14, 2009:

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available free of charge at www.edocumentview.com/GABC.

INFORMATION ABOUT THE MEETING AND VOTING

 Purposes of the Meeting

The purposes of the annual meeting are:

•	to elect three directors of our Company, each to hold office until the 2012 annual meeting of our shareholders and until their successors are elected and qualified,

•	to approve and adopt the 2009 Employee Stock Purchase Plan as a replacement for the expiring 1999 Employee Stock Purchase Plan,

•	to approve and adopt the 2009 Long Term Equity Incentive Plan as a replacement for the expiring 1999 Long Term Equity Incentive Plan, and

•	to transact such other business as may properly come before the annual meeting.

 Shareholders Entitled to Vote at the Meeting

Our Board of Directors has established the close of business on March 10, 2009 as the "record date" for this annual meeting.  This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our Common Shares at that time.  As of this record date, 11,030,288 of our common shares were issued and outstanding, held by 3,360 shareholders of record as of March 10, 2009.  Each issued and outstanding common share as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

 Voting Shares By Proxy That You Hold In Your Name

You have three choices:

•
VOTE BY INTERNET -www.envisionreports.com.  Use the Internet to transmit your voting instructions up until 1:00 A.M.  Central Time on May 14, 2009.  Have your proxy card in hand when you access the web site.  Follow the steps outlined on the secured website.

•
VOTE BY PHONE - 1-800-652-VOTE (8683).  Call toll free within the United States, Canada, Puerto Rico any time on a touch tone telephone up until 1:00 A.M.  Central Time on May 14, 2009.  There is NO CHARGE to you for the call.  Have your proxy card in hand when you call.  Follow the instructions provided by the recorded message.

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VOTE BY MAIL.  Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or mail it to Proxy Services, C/O Computershare Investor Services, P O Box 43102, Providence, RI 02940-5068.

 Voting Shares That You Hold in Brokerage or Similar Accounts

Many shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting.  Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares.  Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the internet.

 Your Choices

The Board recommends that you vote:

•
FOR the election of the three individuals named as its nominees in this proxy statement (Proposal 1 on the proxy card) but you may withhold from us your authority to vote for any or all of these individuals;

•	FOR the approval and adoption of the German American Bancorp, Inc., 2009 Employee Stock Purchase Plan (Proposal 2 on the proxy card) and

•
FOR the approval and adoption of the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan (Proposal 3 on the proxy card); however, in assessing this recommendation, shareholders should consider that the members of the Board of Directors have a conflict of interest, because all of such members are eligible to receive grants under the 2009 Long Term Equity Incentive Plan.

If any other matter is properly brought before the annual meeting, we - through the individuals named on the enclosed proxy card acting as our Proxy Committee, or their designees - will vote your shares on that matter in accordance with the discretion and judgment of the Proxy Committee.

 Required Vote to Elect Directors

Our Directors are elected by a plurality of the votes cast, in person or by proxy, by shareholders entitled to vote at the annual meeting for that purpose.  A "plurality" means receiving a higher number of votes than any other candidate; the three nominees receiving the most "FOR" votes will be elected directors.  If there are only three nominees, a quorum is established and a vote is held on the election at which such nominees each receive at least one vote, all of them will be elected.

 Required Vote to Approve Proposals

Proposals other than the election of directors require approval by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding common shares is represented and entitled to vote at the Annual Meeting.  Shares voted "FOR" proposals and shares represented by return proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as shares cast for the approval of the proposal.  Abstentions and broker non-votes will not be treated as votes cast "FOR" or "AGAINST" the proposal but shall be included for purposes of determining whether a quorum is present.

 Effect of Withholding of Authority to Vote for Directors or Proposals

Our Proxy Committee will not cast a vote in respect of shares that are represented by proxy for the election of any nominee with respect to whom voting authority has been withheld, and will vote against any proposal with respect to which the proxy is marked "AGAINST."  Those shares will therefore not be considered in determining whether that nominee has received the requisite plurality of votes cast or the proposal has received the requisite majority of votes "FOR," but will be considered "present" for quorum purposes.

 Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the election of directors, be presented for consideration or action by our shareholders at our annual meeting.  If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our articles of incorporation or bylaws or applicable law require otherwise.  If you vote by proxy, you will be granting our Proxy Committee authority to vote your shares on any such other matter in accordance with their discretion and judgment.

 Quorum Requirements

A quorum of shareholders is necessary to hold a valid meeting.  The presence in person or by proxy of shareholders holding a majority of the total outstanding shares of our Company's common shares will constitute a quorum at the annual meeting.  Common shares that are represented by a proxy that directs that the shares be voted to abstain (where abstention is an option; abstention is not an option with respect to any election of directors) or to withhold a vote on matters, and "broker non-votes", will nevertheless be counted in determining whether a quorum is present.  If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

 Revocation of Proxies or Voting Instructions

A shareholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary.  If a shareholder of record has voted via the Internet or by telephone, such shareholder may also change that vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting.  Attendance at the meeting will not have the effect of revoking a proxy unless a shareholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the shareholder votes by ballot at the meeting.  Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

 Solicitation of Proxies

Our Board of Directors is making this solicitation of proxies for our annual meeting.  Our Company will bear all costs of such solicitation, including the cost of preparing and mailing this proxy statement and the enclosed form of proxy.  After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

Our full Board currently consists of nine Directors.  The Board is divided into three classes, with each class having three Directors.  The Directors in each class serve a three-year term.  The terms of each class expire at successive annual meetings so that the shareholders elect one class of Directors at each annual meeting.

The current composition of the Board is:

Class of Directors with terms expiring at this annual meeting:	Richard E. Forbes, U. Butch Klem, and Michael J. Voyles
Class of Directors with terms expiring at the 2010 annual meeting:	Douglas A. Bawel, J. David Lett, and Larry J. Seger
Class of Directors with terms expiring at the 2011 annual meeting:	Christina M. Ernst, Gene C. Mehne, and Mark A. Schroeder
Our Board, on the recommendation of the Governance/Nominating Committee, has nominated Richard E. Forbes, U. Butch Klem and Michael J. Voyles for re-election at this year's annual meeting.

If re-elected, each of the Board's three nominees will serve on the Board until the annual meeting in 2012, or until their successors are duly elected and qualified in accordance with the Company's Bylaws.  If any of these nominees should become unable to accept election, our Proxy Committee may vote for other person(s) selected by the Board.  The Board has no reason to believe that any of the three nominees named below will be unable to accept election.

The tables below present certain information concerning our Board's nominees for election at this year's annual meeting, followed by information concerning those Board members who are not standing for election this year.  This information includes their present principal occupations, which have been the same for the last five years, unless otherwise noted.  Following these tables is information concerning our corporate governance and committee structures.  We have noted in the tables the Committee memberships of those directors who serve on those standing committees about which information is provided elsewhere in this document, namely our Compensation/Human Resources, Audit, and Governance/Nominating Committees.  Our directors also serve on other committees of our Board and the board of the Company's banking subsidiary that are not required to be described by this Proxy Statement and which are therefore not identified in these listings.  Elsewhere in this proxy statement you will find information concerning the numbers of our common shares that are beneficially owned by each of our directors (see "OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS") and information regarding the compensation of our directors (see "EXECUTIVE AND DIRECTOR COMPENSATION)."  We urge you to review all of this information when deciding how to vote on Proposal 1.

Your Board recommends that you vote FOR all three nominees named below.

 Nominees for Election at the 2009 Annual Meeting:

Richard E. Forbes
Age: Director Since: Committees: Principal Occupation:
61
2006
Audit
President and Chief Executive Officer of Fortune Brands Home and Hardware, Inc. (manufacturer) (since January 2007); prior to January 2007, President and Chief Executive Officer of MasterBrand Cabinets, Inc. (manufacturer)

U. Butch Klem
	Age: Director Since: Committees: Principal Occupation:	58 2004 Compensation/Human Resources President and Chief Executive Officer, U.B. Klem Furniture Company (manufacturer)
Michael J. Voyles
	Age: Director Since: Committees: Principal Occupation:	60 1998 Governance/Nominating President, Voyles Supermarket, Inc. (retail groceries through its sale on January 12, 2009), and M.J.V. Inc. (rental properties)

 Continuing Directors of the Class with Terms Expiring at the 2010 Annual Meeting:

Douglas A. Bawel
	Age: Director Since: Committees: Principal Occupation:	53 2004 Compensation/Human Resources President and Chief Executive Officer, Jasper Engines & Transmissions (manufacturer)
J. David Lett
	Age: Director Since: Committees: Principal Occupation:	56 2000 Governance/Nominating Attorney, Lett & Jones (a law firm that provides legal services to the Company and its subsidiaries)
Larry J. Seger
	Age: Director Since: Committees: Principal Occupation:	58 1990 Compensation/Human Resources; Governance/Nominating President, Wabash Valley Produce, Inc. (egg and turkey production)

 Continuing Directors of the Class with Terms Expiring at the 2011 Annual Meeting:

Christina M. Ernst
	Age: Director Since: Committees: Principal Occupation:	59 2004 Audit Chairman and President, Miller Construction Company, Inc. (electrical contractor)
Gene C. Mehne
	Age: Director Since: Committees: Principal Occupation:	64 1979 Audit President and Manager, Mehne Farms, Inc.
Mark A. Schroeder
	Age: Director Since: Principal Occupation:	55 1991 President and Chief Executive Officer of the Company

 Director Independence

In accordance with rules of The NASDAQ Stock Market, the Board affirmatively determines the independence of each Director and nominee for election as a Director.  The Board has determined that each of the Directors of the Company (identified above) is independent under the definitions and interpretations of NASDAQ because none of them have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, except that Mark A. Schroeder is not independent because he is the President and Chief Executive Officer of the Company.

The Board has not established its own definitions (different from the definitions and interpretations of NASDAQ) for determining whether its members are independent, but rather reviews such independence determinations on the basis of the total mix of information available to the Board at the time of the making of each such determination.  Included in this information are any relationships (such as the ordinary course loan transactions by the Company's bank subsidiary with members of the Board and their related persons, or the membership of directors in law firms that may provide legal services to the Company and its subsidiaries) that the Company has or may have with its directors that are disclosed in the Company's most recent proxy statement or that become known to the Board from time to time after the issuance of that proxy statement.

 Subsidiary Board Memberships

All members of our Board also serve on the board of directors of German American Bancorp, our wholly-owned bank subsidiary.  In addition:

•
several of our directors participate in selected meetings of the separate advisory boards of certain banking regions of our bank subsidiary, as follows:  Ms. Ernst, West Region; Mr. Klem; East Region; Mr. Lett; West Region; Mr. Voyles, West Region; and

•
Directors Bawel, Seger, Mehne, and Schroeder are members of the boards of directors of two of our other principal operating subsidiaries, German American Financial Advisors & Trust Company and German American Insurance, Inc.

 Committees and Attendance

The Board held 11 meetings during 2008.  All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during 2008.

The Company has standing committees that address issues relating to audit, executive compensation and nominations:

•
The Audit Committee, presently consisting of Directors Ernst, Forbes and Mehne met five times in 2008.  The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting.

•
The Compensation/Human Resources Committee, presently consisting of Directors Bawel, Klem and Seger, met two times during 2008.  The Compensation/Human Resources Committee sets compensation for officers other than executive officers, and makes recommendations to the Board with respect to the compensation of executive officers.

•
The Governance/Nominating Committee, presently consisting of Directors Lett, Seger and Voyles, met one time during 2008.  The Governance/Nominating Committee assists the Board with respect to the composition, performance and functioning of the Board (including the recommendation of nominees for election or appointment to the Board) and the effectiveness of the Company's corporate structure and governance.

Each of the members of the Audit Committee, Compensation/Human Resources Committee and the Governance/Nominating Committee is an independent director, as that term is defined by the listing standards of NASDAQ.  In addition, each member of the Audit Committee satisfies the additional independence requirements specified by those listing standards for audit committee members.

 Director Nominations Process

The Board adopted a charter for the Governance/Nominating Committee in 2004 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in 2008.  The charter directs the Governance/Nominating Committee to evaluate candidates for nomination by the Board for election to the Board, and specifies that the Board will consider for nomination for election to the Board only those candidates who are recommended for nomination by the Governance/Nominating Committee.  A current copy of the charter is available for review by shareholders in the shareholder information portion of the Company's web site, www.germanamericanbancorp.com.

The charter provides that, in evaluating candidates for membership on the Board, the Governance/Nominating Committee shall consider favorably those candidates who, in the Governance/Nominating Committee's judgment, (a) possess demonstrated business and financial judgment, strategic thinking, general management experience or perspective, leadership, experience in industry with comparable complexities, general knowledge of financial services industry, and familiarity with local, state, regional and national issues affecting business; (b) have a background that serves the Board's interest in a membership comprised of individuals with varied occupational experience and perspective; (c) have sufficient time to devote to the Company's business; (d) possess the highest moral and ethical character and agree to uphold and assure compliance of the Company's Code of Business Conduct; (e) have a history of community involvement and civic-mindedness; (f) are not engaged (directly or indirectly) in any activity adverse to, and do not serve on the board of directors of (or have any material ownership interest in), any other company whose interests are adverse to, or in conflict with, the Company's interests; and (g) possess the ability to oversee, as a director, the business and affairs of the Company for the benefit of all constituencies of the Company.

The charter further specifies that, in connection with each annual meeting of shareholders, the Governance/Nominating Committee will consider candidates (based on individual qualifications and the needs of the Board as determined from time to time by the Governance/Nominating Committee) that have been recommended by shareholders for nomination at the annual meeting, if the recommendations are submitted by letter addressed to the attention of the Chairman of the Governance/Nominating Committee in care of the Secretary of the Company, mailed by registered or certified mail (return receipt requested), and received by the Secretary at the Company's principal executive offices on or before December 1 of the year preceding the annual meeting for which the recommendation is made.

In addition to considering candidates who are recommended by shareholders, the Governance/Nominating Committee will meet from time to time with members of the Board, including the chief executive officer and other officers who may be members of the Board, and with other executive officers of the Company with a view to identifying persons who may be qualified to serve on the Board.  The charter specifies that the Governance/Nominating Committee may also in its discretion engage a third-party search firm to assist in identifying and evaluating potential candidates.  All candidates (regardless of whether identified through shareholder recommendations) shall be evaluated according to the same standards, except that (a) incumbent directors who are standing for re-election may receive preference on account of their prior experience with the business and affairs of the Company, and (b) candidates who may be considered for election to the Board pursuant to any understanding or agreement negotiated by the Company with any third party may receive preference in accordance with the special terms of such understanding or agreement.

The charter provides that the Governance/Nominating Committee shall not recommend any candidate to the Board as a nominee for election as director unless such candidate (a) will be at least 25 years of age at the time of election, (b) will not serve, at the time of election, as a director of more than two other companies that file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (c) in the judgment of the members of the Governance/Nominating Committee, has the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, (d) has not been involved in any legal proceedings of the type described by Item 401(f) of Regulation S-K of the Securities and Exchange Commission which legal proceedings would be disclosable in the Company's next proxy statement, and (e) will satisfy the director qualification requirements established from time to time by the Company's Bylaws, unless the Governance/Nominating Committee has determined that it would be in the best interests of the Company for the Board to waive such Bylaws qualification requirements in respect of that particular candidate.  In addition, the charter provides that the Governance/Nominating Committee shall consider candidates with a view to ensuring that at least two thirds of the members of the Board (assuming that all candidates recommended by the Governance/Nominating Committee are elected to the Board) will, as a result of prior service on the Board or otherwise, have business experience in the banking, insurance, or securities industries.

The Governance/Nominating Committee recommended to the Board that the three nominees named in this proxy statement, each an incumbent director, be nominated for election at this year's annual meeting.

 Communication with Directors and Director Attendance at Annual Meetings

The Board has adopted a procedure by which shareholders may send communications to the Board.  A copy of that procedure is available for review by shareholders in the shareholder information portion of the Company's web site, www.germanamericanbancorp.com.  Further, the Board had adopted a resolution that declares that it is the policy of this Board that all members of the Board, regardless of whether they are standing for re-election at any such meeting, are strongly encouraged to attend each annual meeting of the shareholders of the Company that occurs during their tenure on the Board.  All of the members of the Board attended the 2008 annual meeting of shareholders.

OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Principal Positions	Age
Mark A. Schroeder	President and Chief Executive Officer of the Company and its bank subsidiary; Director of the Company and its principal subsidiaries.	55

Clay W. Ewing	President - Commercial and Retail Banking of the Company and its bank subsidiary.	53

Kenneth L. Sendelweck	President - Private Banking and Wealth Management of the Company and its bank subsidiary; President of the Company's trust and financial advisory subsidiary; President of the Company's insurance agency subsidiary.	54

Bradley M. Rust	Executive Vice President, Chief Financial Officer, and Senior Administrative Officer, of the Company and its bank subsidiary.	42

Although the titles of our executive officers have changed from time to time during the last five years, in part due to changes in our governance structure and to the consolidation during 2006 of the charters of our subsidiary banks into a single bank charter, Mr. Schroeder has been our President and Chief Executive Officer, and each of our other executive officers has held officer positions with management responsibilities in his current functional area of responsibility for the Company and its subsidiaries, throughout this entire period of time.  In addition, Mr. Sendelweck from April, 2006, through April, 2008, was President – Commercial Banking, of the Company and its bank subsidiary, and from May, 1999 through May, 2007 was President of The German American Bank.   Mr. Sendelweck has been President of the Company's trust and financial advisory subsidiary, German American Financial Advisors & Trust Company, since November 17, 2006, and of the Company's insurance subsidiary, German American Insurance, Inc., since March, 2008.

OWNERSHIP OF OUR COMMON SHARES BY OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain information as of March 10, 2009, regarding the beneficial ownership of our common shares by our directors and executive officers.

Name	Common Shares Beneficially Owned[1]		Percentage of Outstanding Shares
Douglas A. Bawel	11,562	[2]	*
Christina M. Ernst	14,979	[3]	*
Clay W. Ewing	31,355	[4]	*
Richard E. Forbes	11,828	[5]	*
U. Butch Klem	142,373	[6]	1.3%
J. David Lett	246,459	[7]	2.2%
Gene C. Mehne	22,122	[8]	*
Bradley M. Rust	12,424	[9]	*
Mark A. Schroeder	60,825	[10]	*
Larry J. Seger	99,720	[11]	*
Kenneth L. Sendelweck	46,532	[12]	*
Michael J. Voyles	78,904	[13]	*
All directors and executive officers as a group (12 persons)	779,083	[14,15]	7.1%
*Represents less than one percent.

1 Common Shares Beneficially Owned includes shares that the indicated individual had the right to purchase by exercise of stock options on March 10, 2009, all of which were then fully vested and exercisable.  Unless otherwise indicated in a footnote, each person possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by him or her, and he or she is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with him or her or by partnerships or corporations with which he or she is associated.

2 Includes 8.956 shares held by Mr. Bawel's children, and 2,000 shares that Mr. Bawel has the right to purchase upon the exercise of stock options.

3 Includes 521 shares held by Ms. Ernst's spouse and 2,000 shares that Ms. Ernst has the right to purchase upon the exercise of stock options.

4 Includes 9,100 shares that Mr. Ewing has the right to purchase upon the exercise of stock options.

5 Includes 1,000 shares that Mr. Forbes has the right to acquire upon the exercise of stock options.

6 Includes 23,245 shares owned jointly by Mr. Klem and his wife; 42,400 shares owned by Mr. Klem's wife; 16,534 shares held by U.B. Klem Furniture Company, of which Mr. Klem is President and Chief Executive Officer; and 2,000 shares that Mr. Klem has the right to purchase upon the exercise of stock options.

7 Includes 886 shares held jointly by Mr. Lett and his wife; 2,141 shares owned by Mr. Lett's wife; 228,858 shares held by the estate of Mr. Lett's mother; and 6,310 shares that Mr. Lett has the right to purchase upon the exercise of stock options.

8 Includes 3,770 shares owned by Mr. Mehne's wife; 1,778 shares held by the Mehne Farms, Inc. qualified plan; and 8,801 shares that Mr. Mehne has the right to purchase upon the exercise of stock options.  Of these shares, 6,864 are pledged.

9 Includes 8,274 shares held jointly by Mr. Rust and his wife, and 2,400 shares that Mr. Rust has the right to purchase upon the exercise of stock options.

10 Includes 16,955 shares held jointly by Mr. Schroeder and his wife, and 14,101 shares Mr. Schroeder has the right to purchase upon the exercise of stock options.

11 Includes 8,610 shares held jointly by Mr. Seger and his wife; 1,280 shares held jointly by Mr. Seger and his children; 41,625 shares owned by certain corporations or their retirement plans of which Mr. Seger is a shareholder and an executive officer; and 8,801 shares that Mr. Seger has the right to purchase upon the exercise of stock options.

12 Includes 12,494 shares held jointly by Mr. Sendelweck and his wife, 9,100 shares that Mr. Sendelweck has the right to purchase upon the exercise of stock options and 600 shares held by Mr. Sendelweck's grandchildren.  Of these shares, 7,809 are pledged.

13 Includes 3,381 shares held jointly by Mr. Voyles and his wife; 35,461 shares held by a generation skipping trust of which Mr. Voyles is trustee; and 8,801 shares that Mr. Voyles has the right to purchase upon the exercise of stock options.

14 Includes 80,139 shares that the directors and named executive officers of the Company have the right to acquire upon the exercise of stock options (all of which were exercisable at March 10, 2009), and 457,769 shares as to which voting and/or investment powers were shared by members of the group with others.  Of these shares, an aggregate of 14,673 are pledged.

15Also includes an aggregate of 43,486 shares that are held by the Company's trust subsidiary in fiduciary accounts for customers.  Our directors (by Board action) and executive officers may be deemed to have the power to direct the trust subsidiary's voting decisions with respect to all of these fiduciary shares, and to direct the trust subsidiary's disposition decisions with respect to all of these fiduciary shares.  Our directors and executive officers have no pecuniary interest in any of these trust subsidiary shares.  Further, any exercise by them of any power to direct the voting or disposition of these shares by the trust company would be subject to the trust company's fiduciary duties under applicable law and the governing fiduciary instruments.

PRINCIPAL OWNERS OF COMMON SHARES

We have no knowledge that any shareholder or group of shareholders beneficially owns more than five percent of our outstanding common shares.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.  The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath LLP ("Crowe Horwath") for the audit of the Company's consolidated financial statements for the calendar years 2008 and 2007, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act for 2008 and 2007, the review of the interim consolidated financial statements included in quarterly reports during the years 2008 and 2007, and review of registration statements and providing related consents of $189,500 for 2008 and $206,500 for 2007.

Audit-Related Fees.  The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for audit-related services rendered during 2008 and 2007 of $17,300 for 2008 and $26,435 for 2007.  These services included employee benefit plan audits, reading press releases of the Company, participating in meetings of the Company's Disclosure Committee and assistance with various accounting and reporting matters..

Tax Fees.  The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for tax services rendered during 2008 and 2007 of $194,025 for 2008 and $34,105 for 2007.  These services included tax return preparation, employee benefit plan information return preparation, assistance with Indiana Department of Revenue and Internal Revenue Service audits, implementation of investment and insurance subsidiaries, and assistance with tax reporting matters.

Other Fees.  The Company has paid, or expects to pay, fees (including cost reimbursements) to Crowe Horwath for all other services rendered during 2008 and 2007 of $10,563 for 2008 and $2,949 for 2007.  In 2008 this included fees for accounting research software and consultation on corporate finance matters.

Pre-Approval by Audit Committee of Principal Accountant Services.  The Audit Committee of the Board (or a member of the Audit Committee acting under authority delegated to him or her by the Audit Committee) approves in advance all services proposed to be performed for the Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or its subsidiaries.  Under these SEC rules, the requirement for advance Audit Committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied.  None of the services of Crowe Horwath that were covered by the fees described above were performed without the prior approval of the Audit Committee (or the prior approval of a member of the Audit Committee acting under delegated authority) in reliance upon this waiver provision of the SEC rules.

REPORT OF THE AUDIT COMMITTEE

The Board adopted an amended and restated charter for the Audit Committee in 2004 and reviewed and confirmed the charter's continued adequacy and effectiveness at its annual reorganization meeting in 2008.  The Audit Committee charter is available at the shareholder information portion of the Company's website, www.germanamericanbancorp.com.  The charter states that the purpose of the Audit Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's consolidated financial statements and internal control over financial reporting.  It is not, however, the Audit Committee's responsibility under the charter to prepare and certify the Company's financial statements, to guarantee the independent registered public accounting firm's report, or to guarantee other disclosures by the Company.  Audit Committee members are not employees of the Company and are not performing the functions of auditors or accountants.  The Audit Committee has designated Mr. Forbes as the "Audit Committee Financial Expert."

 Independence of Audit Committee Members

The Audit Committee is comprised of three members of the Board.  All of the members of the Audit Committee are independent, as that term is defined by NASDAQ listing requirements that are applicable to the members of the Company's Audit Committee.

 Review with Management and Independent Accountants

Management is responsible for the Company's internal controls and its accounting and financial reporting processes.  The independent registered public accounting firm is responsible for performing audits of the Company's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee's responsibility is to oversee these processes.

In this context, the Audit Committee has met and held discussions with management and with Crowe Horwath LLP, the independent registered public accounting firm for the Company, with respect to the Company's consolidated financial statements for the calendar year 2008.  Management represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended December 31, 2008, were prepared in accordance with U.S.  generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No.  61 (Communication with Audit Committees).

The independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Rule 3520, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.  The Audit Committee also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with maintaining that firm's independence.

Based upon the discussions and reviews referred to above, the Audit Committee has recommended to the Board that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:

Richard E. Forbes, Chairman Christina M. Ernst Gene C. Mehne

EXECUTIVE AND DIRECTOR COMPENSATION

In this section, we present information and analysis concerning the Compensation/Human Resources Committee of our Board, and our compensation programs for our executive officers and directors.

OUR COMPENSATION/HUMAN RESOURCES COMMITTEE

 Composition and Role of Committee

The Compensation/Human Resources Committee ("Committee") of our Board is currently composed of three members, all of whom are independent as that term is defined by NASDAQ listing standards.  The Board of Directors adopted a charter for the Committee in February, 2008.  A copy of the charter is available at the shareholder information portion of the Company's website, www.germanamericanbancorp.com.

Each year, the Committee has the responsibility for establishing all compensation for the Company's officers, except that the entire Board, by the vote of a majority of its members who are "independent" as that term is defined by the NASDAQ listing standards, determines, with the recommendation of the Committee, the salaries and incentive cash payment awards of the Company's executive officers, including the Company's chief executive officer (the "CEO").  For 2008 and 2009, the Committee has delegated to the CEO the authority to establish, within the budgeted aggregate amount, the compensation of those officers who are not executive officers.

 Role of Our Executive Officers in Compensation Decisions

The CEO, on an annual basis, reviews the performance of each of the other executive officers who are named in the Company's proxy statement compensation disclosures.  Based on his review and certain benchmarking data available regarding similarly situated publicly traded financial institutions in the Midwest, the CEO makes a recommendation to the Committee regarding proposed adjustments to base salary and annual short and long-term award amounts of the other executive officers.  The 2008 compensation of the Company's other named executive officers was determined by the Board based upon the Committee's recommendation (which, in turn, were based upon input or recommendations from the CEO).

The CEO's compensation for 2008 for services as an officer and employee was determined by the Board (based upon the recommendations of the Committee) without the participation of the CEO in either the Board or Committee discussions or decisions.  The CEO has no role in or influence over his own compensation.  No other executive officers participate in the compensation decisions.

The Board did not modify or reject in any material way any action or recommendation of the Committee in respect of the compensation of the CEO or any other executive officer for 2008.

 Role of Compensation Consultants in Compensation Decisions

In connection with its consideration of 2008 compensation of the Company's executive officers, the Committee considered prior information and recommendations from Hay Group, Inc. (an independent compensation consulting firm) ("Hay").  Hay was engaged by the CEO in December 2005 to provide benchmarking and compensation data for use by the Company's management and, in turn, by the Committee in setting executive compensation in 2008, and to provide analysis of the compensation of all of the executive officers of the Company and recommendations to the Committee with respect to their 2008 compensation.  In relying on the Hay compensation data from 2005, the Committee made the assumption that the compensation comprising the data for similarly situated companies had not declined since 2005.  The Hay compensation data was then compared against similar data provided by Crowe Horwath.  The CEO did not provide any instructions or directions to Hay with respect to the performance of its duties, and the CEO was not consulted by Hay with respect to Hay's analysis of the CEO's compensation and Hay's prior recommendation of the CEO's compensation prior to the presentation of the CEO analysis and CEO recommendation to the Committee.

 Compensation Committee Interlocks And Insider Participation

During 2008, no person other than Directors Bawel, Klem and Seger, served as a member of the Committee.  None of such persons have at any time been an officer or employee of the Company or its subsidiaries.  In addition, none of such persons (and no member of his immediate family) has had since January 1, 2008, a direct or indirect material interest in any transaction or proposed transaction in which the Company or its subsidiaries was (or is proposed to be) a participant and that required or will require disclosure as a related person transaction under the applicable SEC rules.

COMPENSATION DISCUSSION AND ANALYSIS

 Our Compensation Objectives

We seek to compensate our executives in a fair, reasonable and competitive manner.  In designing and implementing our compensation program for our executive officers, we primarily intend to:

•	attract and retain highly-skilled executives in a competitive environment; and

•	provide financial incentives intended to align the executive officers' interests with those of our shareholders.

The primary components of each named executive's compensation are:

•	base salary;

•	incentive cash compensation, and

•	long-term equity incentive compensation (paid in the form of cash compensation and restricted stock grants).

 How We Set Executive Compensation

None of the named executive officers has an employment agreement with the Company.  As a result, the Committee has a considerable discretion in recommending to the Board the annual compensation of the named executive officers.

In setting the compensation of the named executive officers for 2008, the Committee considered the recommendation and analysis of outside compensation consultants (Hay). As noted above, the Committee assumed that the 2005 Hay compensation data continued to be an appropriate benchmark for 2008.  The Committee also, independently of Hay, reviewed data (included in a published financial institution compensation survey that included financial institutions in Illinois, Indiana, Michigan and Ohio of comparable sizes) concerning the compensation provided to similarly situated executives.

In addition (as discussed below), the Committee established the short-term and long-term incentive goals for 2008 that were reflected in the balanced scorecards for 2008 based, in part, on the financial performance of the Company relative to a peer group of larger bank holding companies that it refers to as the Midwest Banking Peer Group.  The companies comprising the Midwest Banking Peer Group for the 2008 calendar year were:

Horizon Bancorp	S.Y. Bancorp, Inc	Mercantile Bancorp, Inc.	First Financial Corporation

Integra Bank Corporation	First Mid-Illinois Bancshares, Inc.	1st Source Corporation	First Merchants Corporation

First Financial Bancorp	Republic Bancorp, Inc.	Firstbank Corporation	MainSource Financial Group, Inc.

Lakeland Financial Corporation	Farmers Capital Bank Corporation	MBT Financial Corporation

 Compensation Components

The executive compensation program consists of three basic elements:

•	base salary,

•	short-term cash incentive awards for annual performance, and

•	long-term incentive awards granted under the 1999 LTI Plan for performance over a longer period (historically, three years).

In addition, we offer a 401(k) retirement plan and certain executive officers are eligible for certain nonqualified deferred compensation plans.  One executive officer is a participant in a frozen tax-qualified defined benefit plan.

 Base Salary

The Company attempts to provide the executive officers with a base salary that is competitive with the salaries offered by the other bank holding companies of comparable size in Indiana and the surrounding states.

When the Committee determined its recommended 2008 salaries, it first identified salary ranges for each executive position based on compensation data provided previously by Hay.  From this data, the Committee established salary ranges for the CEO and each other executive officer within the organization.  These salary ranges ranged from 80% to 120% of a midpoint value, which represented approximately the median of the estimated base salaries paid to comparable positions.  This midpoint value was validated by the Committee by reference to the annual compensation survey of Midwest financial institutions published by a major consulting firm.  Within these ranges, the Committee determined 2008 base salary for the executive officers in accordance with the guidelines of the Company's salary administration program and performance review system.

The Committee determined its recommended CEO base salary for 2008 by applying the methodology described in the prior paragraph.  Accordingly, the Committee determined a salary range between 80% and 120% of the median estimated 2008 base salary of the CEO's of other selected Midwest bank organizations.  The Committee then recommended to the Board that the CEO's 2008 base salary be fixed within that range at a rate of pay equal to CEO's 2007 base salary, and the Board accepted this recommendation. The Committee did not act with reference to any specific corporate or individual financial performance measure in recommending the CEO's 2008 base salary.

 Short-Term Cash Incentive Awards

For services rendered during 2008, the Company continued to maintain an Executive Management Incentive Plan (a "Plan") for certain key officers, including the executive officers named in the Summary Compensation Table below.  Under this Plan, the Company pays additional compensation in the form of annual cash incentive awards rewarding performance, contingent upon the achievement of certain goals.

Generally, the Plan (as it was continued for 2008) assigns each officer a "balanced scorecard." The "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Company's achievement of its corporate goals.  Cash incentive payments that are authorized to be paid to eligible executive officers under the Executive Management Incentive Plan are payable in quarterly installments during the year following the year in which the services were performed, and are contingent only upon such executive officer's continued employment with the Company through the date of payment of each quarterly installment.

At a February 22, 2008 special meeting of the Board, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established target cash incentive awards for executive officers as percentages of their 2008 base salary (which ranged from 30% to 50% of base salary, depending upon the executive), with maximum awards (payable only if performance and other criteria were substantially exceeded) of as much as 200% of the target awards.  The scorecard of Mark A. Schroeder, President and Chief Executive Officer of the Company (the "CEO"), specified a target award of 50% of his base salary for 2008.  As a result, if all targeted corporate and individual performance criteria were deemed to have been exceeded by the requisite amount with respect to the CEO's scorecard during 2008, the CEO could have earned a cash incentive award for his services during 2008 equal to 100% of his 2008 base salary.

Cash incentive award entitlements for services during 2008 under the scorecards were based on:

•	formula assessments of 2008 corporate performance, and

•	formula and/or discretionary assessments of personal or departmental performance during 2008.

Corporate performance accounted for 80% of the potential cash incentive scorecard award.

For 2008, the four selected short-term corporate performance criteria were:

•	Income/revenue measures:

o	Earnings per share growth, and

o	Revenue per salary and benefits; and

•	Consolidated balance sheet measures:

o	Growth in core deposits, and

o	Growth in core loans.

Our two income/revenue measures were benchmarked, by percentile ranking, against the performance in these two measures reported for the Midwest Banking Peer Group (defined above).  The threshold percentile rankings in relation to both of these measures were fixed at the 40th percentile, the target was at the 60th percentile, and the maximum was at the 80th percentile.  The Company's actual 2008 percentile rankings for these two measures within the Midwest Banking Peer Group were the 100th percentile for earnings per share growth and the 63rd percentile for revenue per salary and benefits.

We defined core loan growth to mean the growth in the average balance of our consolidated core loans in December 2008 as compared to our average balances of our consolidated core loans in December 2007.  The threshold percentage growth was 5%, the target was 10%, and the maximum was 15%.  The Company's actual 2008 core loan growth was 2.2%.

We defined core deposit growth to mean the growth in the average balance of our consolidated core deposits in December 2008 as compared to our average balances of our consolidated core deposits in December 2007.  The threshold percentage growth was 3%, the target was 5%, and the maximum was 10%.  The Company's actual 2008 core deposit growth was 11.2%.

In addition, other discretionary/individual performance measures or business unit or department performance is considered.  The criteria relating to business unit performance or departmental performance (if such performance was applicable to a particular executive's scorecard) were geared to performance of the business unit or department headed by each particular executive.  These criteria were assigned a weighting percentage based on the executive's position and authority.

In the first quarter of 2009, the Board, upon the recommendation of the Committee, determined the cash incentive award amounts payable in 2009 to the executive officers, including the CEO, for their services during 2008, and such amounts are included in the 2008 information in the Summary Compensation Table that appears below.  The Committee's recommendations were based on the Committee's assessment of the degree to which the corporate and personal goals established by the 2008 scorecards of the executive officers were achieved (which consider the ranking of the Company's performance among a variation of the peer group requirement above under "Setting Executive Compensation").  The executive officers received awards that were in each case determined in accordance with the formulas relating to the short-term corporate performance criteria established by the respective 2008 scorecards and, for those officers with a discretionary component on their 2008 scorecards, a discretionary award within the targeted ranges.

 Long-Term Incentive Awards

The 1999 LTI Plan provides for the award of incentive and non-qualified stock options and other equity-based awards, including restricted stock ("LTI Awards").  The purpose of granting LTI Awards is to provide long-term incentive compensation to complement the short-term focus of annual cash incentive awards.

Scorecard target amounts of LTI Awards are established upon recommendation of the Committee based upon the executive officer's level of responsibility, and are earned in proportion to the extent to which the Company has achieved certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established.

At a special meeting of the Board on February 22, 2008, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of the Marketplace Rules of the NASDAQ Stock Market, Inc., and at the recommendation of the Committee) established target long-term incentive awards for executive officers as percentages of their 2008 base salary (which ranged from 30% to 50% of base salary, depending upon the executive), with maximum awards (payable only if the stated corporate criteria were substantially exceeded) of as much as 200% of the target awards.  The scorecard of the CEO, specified a target award of 50% of his base salary for 2008.  If all targeted corporate performance criteria were deemed to have been substantially exceeded by the requisite amount with respect to the CEO's scorecard during 2008, the CEO could have earned an LTI Award for his services during 2008 equal to 100% of his 2008 base salary.

LTI Award targets for services during 2008 under the scorecards were based on the following selected long-term corporate performance criteria, each as measured over the three-year period ending December 31, 2008 and benchmarked against a peer group (the "Long-Term Corporate Performance Criteria"):

•	return on equity (50% weight), and

•	earnings per share growth (50% weight).

We determined the extent to which the Company achieved the return on equity measure by determining the percentile rankings of the Company for return on equity within the Midwest Banking Peer Group for each of the years 2006, 2007, and 2008 and then averaging those three percentile rankings.  The threshold average percentile ranking was fixed at the 40th percentile, the target was at the 60th percentile, and the maximum was at the 80th percentile.  The Company’s actual three year average percentile ranking for return on equity when benchmarked against the Midwest Banking Peer Group was the 69th percentile.

We determined the extent to which the Company achieved the earnings per share growth measure by determining the percentile rankings of the Company for earnings per share growth within the Midwest Publicly Held Peer Group for each of the years 2006, 2007, and 2008 and then averaging those three percentile rankings.  The threshold average percentile ranking was fixed at the 40th percentile, the target was at the 60th percentile, and the maximum was at the 80th percentile.  The Company’s actual three year average percentile ranking for earnings per share growth when benchmarked against the Midwest Banking Peer Group was the 69th percentile.

In addition, the projected LTI Awards are further subject to a "Core Return on Equity" payout trigger, with a threshold of 12.25%, a target of 12.50%, and a maximum of 12.75%.

At a special meeting of the Board on March 2, 2009, and in accordance with the recommendation of the Committee with respect to the LTI Awards, the Board determined that, because the performance level for the period ending December 31, 2008 exceeded the maximum "Core Return on Equity" payout trigger, Restricted Stock Awards would be issued to each of our four Named Executive Officers at 145% of their respective target levels.  As a result, the Board approved the grant of Restricted Stock Awards to the four Named Executive Officers in satisfaction of their LTI Awards under the Management Incentive Plan.   Each Restricted Stock Award consisted of:

•
newly-issued common stock of the Company (subject certain restrictions and forfeiture conditions) having an aggregate fair market value of approximately 50% of each Named Executive Officer's total LTI Award, and

•	rights to receive cash payments in a dollar amount approximately equal to the dollar value of the restricted stock (which cash rights are subject to similar forfeiture conditions).

Holders of the common stock issued as part of the Restricted Stock Award (which were issued effective March 17, 2009, at fair market value as of March 17, 2009) are entitled to dividends on such shares unless and until the shares are forfeited in accordance with the terms of the Restricted Stock Awards.  All the Restricted Stock Awards will fully vest on December 15, 2009, assuming continued service of each of the holders through that time.

 Retirement/Deferred Compensation Benefits

German American Bancorp 401(k) Savings Plan.  The 401(k) Plan is a tax-qualified defined contribution plan that enables eligible employees to defer income taxation on up to 60% of their compensation (not to exceed $15,500 (for 2008) ($20,500 (for 2008) for employees age 50 or older).  We currently provide fully vested matching contributions equal to 100% of each employee's pre-tax contributions up to the first 3% of compensation plus 50% of the employee's pre-tax contributions up to the next 2% of compensation.

Participants in the plan direct the investment of their account balances and are eligible for loans, certain in-service withdrawals, and distributions upon termination of employment.  All five named executive officers participate in the 401(k) Plan.

German American Bancorp Nonqualified Savings Plan.  Under the German American Bancorp Nonqualified Savings Plan, established in 2004 (the "Nonqualified Savings Plan"), highly compensated or management employees of the Company and its subsidiaries who are specifically designated from time to time by the Committee as eligible to participate in the Plan may, through payroll deduction, make employee deferral contributions between 1% and 60% of their regular earnings.  Participants in the plan direct the investment of their account balances.  The Plan was amended in 2008 to bring it into technical compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended.

We make matching contributions under the Nonqualified Savings Plan according to following formula:

o
100% of the first 3% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the German American Bancorp 401(k) Savings Plan ("401(k) Plan") as "Deferral Contributions" (as defined under the respective plans) for the plan year, plus

o
50% of the next 2% of the participant's eligible compensation contributed to the Nonqualified Savings Plan and the 401(k) Plan as "Deferral Contributions" (as defined under the respective plans) for the plan year.

In no event, however, may the aggregate employer matching contributions on behalf of any participant in any plan year, considering both the matching contribution under the Nonqualified Savings Plan and any employer matching contribution under the 401(k) Plan, exceed 4% of such participant's eligible compensation.

As elected by the participant, each participant (or his or her beneficiary) will receive a lump sum distribution or series of installment distributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement, early retirement or disability.  The Nonqualified Savings Plan contains certain provisions which may accelerate the timing of distributions that would be triggered by certain changes of control of the Company.  During 2008, Messrs. Schroeder, Ewing and Sendelweck were the only Named Executive Officers in the Summary Compensation Table who participated in the Nonqualified Savings Plan.

Employees Pension Plan of German American Bancorp.  The Pension Plan is a frozen tax-qualified defined benefit pension plan.  The plan has been frozen (meaning that no additional employees can become participants and no additional benefits are accruing under the plan) since January 1, 1999.  Of the Named Executive Officers, only the Chief Financial Officer is a participant in the Pension Plan and he is 100% vested in the pension benefit.

Executive Supplement Retirement Income Agreement.  The Chief Financial Officer participates in an Executive Supplement Retirement Income Agreement with the Company that provides for a supplemental retirement benefit in the amount of $26,340 per year for fifteen years and an additional death benefit of $10,000.  The Chief Financial Officer is 100% vested in the benefit and amounts become payable upon his termination of employment or retirement.  The arrangement constitute a non-qualified deferred compensation plan.  The benefit is forfeited in the event he is terminated for "Cause" as described in the agreement.  This plan was amended in December 2008 to bring the arrangement into technical compliance with requirements of section 409A of the Internal Revenue Code of 1986, as amended.

German American Bancorp Deferred Director Compensation Plan.  The Deferred Director Compensation Plan allowed members of the Company's Board to elect to defer the receipt and taxation on a portion of their director fees while serving on the Board.  The Plan was frozen as of December 31, 1996, and no additional fees have been deferred into the Plan since then.  Of the Named Executive Officers, only Mr. Schroeder is a participant in the Deferred Director Compensation Plan.

 Other Compensation

Detailed information regarding other compensation is provided in note 5 to the Summary Compensation below.  In general, we believe that perquisites should not constitute a consequential portion of any executive officer's compensation.  Moreover, certain of the perquisites provided to executive officers also provide a benefit to us.  For example, we reimburse certain club dues to encourage the our executive officers to have a presence in the community to promote the business of the Company.

 Tax Issues

Under Internal Revenue Code 162(m), subject to an exception for qualifying performance-based compensation, we cannot deduct compensation of over $1 million in annual compensation paid to certain executive officers.  We seek to avoid payments that would not be deductible under Code Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation/Human Resources Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis,” and, based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement, from which it will be incorporated by reference into the Company's Annual Report on Form 10-K.

U. Butch Klem, Chairman Douglas A. Bawel Larry J. Seger

EXECUTIVE COMPENSATION

The following tabular and other information describes the compensation of our Chief Executive Officer, our Chief Financial Officer, and our two other executive officers employed at the end of 2008 (we refer to these individuals as our "Named Executive Officers" or "NEOs"), for their services to the Company and its subsidiaries during 2008.  Stan J. Ruhe, an executive officer who held the position of Executive Vice President and Chief Credit Officer, retired on December 26, 2008.  During 2008, we had only five officers (including Mr. Ruhe) who were classified by us as "executive officers" by reason of their being in charge of a principal business unit, division or function (such as sales, administration, or finance), or who perform a policy-making function for the Company.  In connection with the retirement of Mr. Ruhe, the position of Chief Credit Officer was eliminated, and the responsibilities of that position were assigned among our regional banking officers, who report to Mr. Ewing, our President –Commercial and Retail Banking.  Accordingly, we now have only four persons (Mr. Schroeder, Mr. Ewing, Mr. Sendelweck and Mr. Rust) whom we deem to be our "executive officers" as defined by Securities and Exchange Commission rules.

 Summary

The following table provides a summary of compensation for 2006 through 2008 with respect to our Named Executive Officers and Mr. Ruhe.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (4)	All Other Compen- sation (5) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A. Schroeder, President and Chief Executive Officer	2008 2007 2006	250,000 250,000 246,000	― ― ―	90,860 ― 47,086	― ― 2,676	251,640 68,000 125,053	10,536 12,892 7,578	55,162 68,550 65,575	658,198 399,442 493,968
Clay W. Ewing, President – Commercial and Retail Banking	2008 2007 2006	167,500 160,000 150,000	18,500 ― ―	50,783 ― 23,035	― ― ―	132,337 44,992 69,815	― ― ―	22,550 29,492 25,434	391,670 234,484 268,284
Kenneth L. Sendelweck, President –Private Banking and Wealth Management	2008 2007 2006	167,500 160,000 150,000	5,000 ― ―	50,783 ― 23,035	― ― ―	143,817 44,416 91,805	― ― ―	24,296 31,027 24,422	391,396 235,443 289,262
Bradley M. Rust, Executive Vice President, Chief Financial Officer	2008 2007 2006	131,250 125,000 120,000	― 5,000 ―	29,921 ― 13,889	― ― ―	84,755 24,150 40,093	6,448 969 3,757	16,732 18,780 17,112	269,106 173,899 194,851
Stan J. Ruhe, Executive Vice President, Chief Credit Officer (6)	2008 2007 2006	117,500 117,500 117,500	― ― ―	― ― 13,550	― ― ―	― 19,811 33,667	― ― ―	14,611 16,472 18,728	132,111 153,783 183,445

(1) Amounts reported in this column represent the restricted stock portion of the LTI Awards that were granted in 2009 and in 2007 (based on criteria established for the three-year periods ending December 31, 2008, and December 31, 2006, respectively, and will become vested (or became vested) on December 15, 2009, and December 15, 2007, respectively.  There were no LTI Awards payable for the three-year period ended December 31, 2007.  In accordance with our interpretation of SEC guidance on this subject, we report these awards for purposes of our Summary Compensation Table as being compensation for the final year of the related three-year performance period, even though we accrue the related expense in different time periods for financial reporting purposes.  The cash portion of the LTI Award amounts have been reported as "Non-Equity Incentive Plan Compensation" (column (g)).

(2) Of the NEOs, only Mr. Schroeder received a grant of stock options in 2006.  The option was awarded due solely to his status as a member of the Board and was immediately and fully exercisable as of the grant date on June 1, 2006.  Option awards included in Column (f) consist entirely of incentive stock options granted in 2006.  Stock option grants were valued using the Black Scholes model.  The assumptions used for purposes of valuation were as follows:  (i) 5.11% annual interest rate, (ii) 22.4% volatility factor, (iii) 4.2% dividend rate,  and (iv) 10-year option term.  No stock options were granted to the Named Executive Officers in 2007 or 2008.

(3) The amounts in this column represent:  (a) short-term cash incentive awards that were earned based on performance during 2006, 2007 and 2008, respectively, under the Company's Management Incentive Plan (see "Compensation Discussion and Analysis section on Compensation Components―Short-Term Cash Incentive Awards" above) (these cash incentive awards are generally paid (subject to the executive's continued employment) to the executive in quarterly installments during the year following the year in which they were earned (for instance, 2007 amounts were paid in 2008)), and (b) the cash portion of the LTI Awards that were based on performance for the three-year periods ended December 31, 2006, and December 31, 2008, respectively, that became payable and vested on December 15, 2007 or will become payable and vested on December 15, 2009, respectively (subject to the NEOs' continued employment) (see "Compensation Discussion and Analysis section on Compensation Components―Long-Term Incentive Awards" above).  Based on the performance of the Company, there were no LTI Awards for the three-year period ended December 31, 2007.  The table below sets forth the amounts of each award based on performance for the years ended December 31, 2006, 2007 and 2008, respectively, if any, and paid/vested on or before December 15, 2007, 2008 and 2009, respectively.

	Schroeder	Ewing	Sendelweck	Rust	Ruhe
To be Paid/Vested on or before 12/15/2009
Short-Term Cash ($)	161,250	81,620	93,100	54,863	―
Long-Term Cash ($)	90,390	50,717	50,717	29,892	―
Long-Term Stock ($) (b)	90,860	50,783	50,783	29,921	―
Paid/Vested on or before 12/15/2008
Short-Term Cash ($)	68,000	44,992	44,416	24,150	19,811
Long-Term Cash ($)	―	―	―	―	―
Long-Term Stock ($) (a)	―	―	―	―	―
Paid/Vested on or before 12/15/2007
Short-Term Cash ($)	78,351	47,100	69,090	26,532	20,339
Long-Term Cash ($)	46,702	22,715	22,715	13,561	13,328
Long-Term Stock ($) (a)	47,086	23,035	23,035	13,889	13,550

(a) These amounts reflect the value of stock-based LTI Awards as of December 15, 2007 and 2008 respectively, if any.

(b)  These amounts reflect the value of the stock-based LTI Awards as of March 17, 2009, the date on which such awards were formally granted.

(4) With respect to Mr. Schroeder, the amounts specified in Column (h) are attributable (i) to the above-market portion of earnings credits under our Deferred Director Compensation Plan of $7,578 for 2006, $8,440 for 2007 and $10,536 for 2008, and (ii) to earnings under the Nonqualified Deferred Compensation Plan of $4,452 for 2007. Because earnings under the Nonqualified Deferred Compensation Plan were not preferential (and result from earnings/losses resulting from participant-directed investments in mutual funds), we have ceased reporting earnings from participant-directed investments under the Nonqualified Deferred Compensation Plan beginning in 2008.  With respect to Mr. Rust, the amounts specified in Column (h) reflect (i) the increase in the present value of his accrued benefit under an Executive Supplemental Retirement Income Agreement of $3,013 for 2006,  $1,618 for 2007 and $3,575 for 2008, and (ii) the increase/(decrease) in the present value of his frozen accrued benefit under the Employees' Pension Plan of German American Bancorp of $744 for 2006, ($649) for 2007 and $2,873 for 2008.

(5) The amounts specified in Column (i) include the following:

Name		Perquisites & Other Personal Benefits (a) ($)	Relocation Expense Reim-bursement ($)	Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)	Cash Dividends on Restricted Stock ($)	Life Insurance Premiums (b) ($)
Mark A. Schroeder	2008	40,914	―	―	13,375	487	386
	2007	49,466	―	―	17,725	973	386
	2006	46,175	―	―	17,995	1,019	386
Clay W. Ewing	2008	12,846	―	―	9,145	238	321
	2007	18,100	―	―	10,617	476	299
	2006	15,869	―	―	8,800	494	271
Kenneth L. Sendelweck	2008	14,617	―	―	9,120	238	321
	2007	18,711	―	―	11,541	476	299
	2006	14,857	―	―	8,800	494	271
Bradley M. Rust	2008	9,959	―	―	6,533	144	96
	2007	10,678	―	―	7,726	287	89
	2006	9,709	―	―	7,015	305	83
Stan J. Ruhe	2008	8,347	―	―	5,773	140	351
	2007	8,924	―	―	6,917	280	351
	2006	11,665	―	―	6,410	305	348

(a)           Amounts include (i) imputed income from personal use of automobile provided by the Company (for Messrs. Schroeder, Sendelweck, Ewing and Ruhe), (ii) country club dues paid by the Company (for Messrs. Schroeder, Sendelweck, and Ewing), (iii) a 5% discount off the market price of Company stock purchased by the NEOs under the Company's Employee Stock Purchase Plan for the offering period that ended in 2008 (15% discount for the offering periods ending in 2007 and 2006), (iv) a cash "retirement allowance" (intended to help salaried employees defray the cost of saving for retirement following the elimination of a Company-funded retirement contribution to the 401(k) plan) for each year (and which, for 2008, was provided in the following amounts:  $15,900 (Schroeder), $10,875 (Ewing); $10,846 (Sendelweck), $7,770 (Rust), and $6,865 (Ruhe)), included in the NEO’s paychecks throughout the year, and a "longevity payment," paid in December, and (vi) with respect to Mr. Schroeder, $18,500 of director fees in 2006 (which includes a $13,500 cash payment plus $500 for each meeting of the Board actually attended by the CEO during 2006), $20,500 of director fees in 2007 (which includes a $16,000 cash payment plus $500 for each meeting of the Board actually attended by the CEO during 2007), and $21,000 in 2008 (which includes a $16,000 cash payment plus $500 for each meeting of the Board actually attended by the CEO during 2008).

(b)           The listed NEOs receive group term life insurance coverage equal to one-times base salary.  The amounts in this column reflect the imputed income on the premiums for the executive officers' coverage.

(6) Mr. Ruhe retired effective December 26, 2008.  See "Early Retirement and General Release Agreement with Mr. Ruhe," below.

 Grants of Plan-Based Awards

As noted above under the Compensation Discussion and Analysis section on “Compensation Components,” our Board at a special meeting held on February 22, 2008 adopted "balanced scorecards" that substantially established, for each of our current Named Executive Officers (due to Mr. Ruhe's retirement effective December 26, 2008, Mr. Ruhe did not participate for 2008), the Board's targeted performances during the one and three year periods ending December 31, 2008, by which they would be considered for short-term and long-term incentive grants at the conclusion of 2008.  On March 2, 2009, and based on the extent to which the Board deemed the performance criteria to be satisfied, the Board authorized the payment of short-term incentive awards (payable quarterly in 2009 in cash) to the Named Executive Officers for 2008 performance, and LTI Awards for performance for the three-year performance period ending December 31, 2008.

The following table provides additional information regarding grants of plan-based awards for the three-year service period ending December 31, 2008 (based on the threshold, target and maximum award levels as they existed as of December 31, 2008 under the balanced scorecards) to the current Named Executive Officers and Mr. Ruhe.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Mark A. Schroeder	2/22/2008	93,750	187,500	375,000	2,744	5,487	10,975	―	―	―
Clay W. Ewing	2/22/2008	52,500	105,000	210,000	1,536	3,073	6,146	―	―	―
Kenneth L. Sendelweck	2/22/2008	52,500	105,000	210,000	1,536	3,073	6,146	―	―	―
Bradley M. Rust	2/22/2008	30,938	61,875	123,750	905	1,811	3,622	―	―	―
Stan J. Ruhe	―	―	―	―	―	―	―	―	―	―

*As explained above, the grants of short-term awards with respect to 2008 performance were made in March, 2009, but such 2008 grants were awarded with reference to performance goals that were substantially established at a special meeting of the Board held on February 22, 2008.  Solely for purposes of this presentation, the "grant date" is considered to be the date of the substantial establishment of the balanced scorecard performance goals at the February 22, 2008, meeting of the Board.

(1) These columns reflect the estimated threshold, target and maximum levels of the potential grants under the short-term incentive plan and the estimated cash portion of the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on February 22, 2008).  The actual amounts of the awards (as fixed by action of the Board on March 2, 2009) have been reported in the Summary Compensation Table, above, and details of these actual amounts are set forth in the table included in footnote 3 to the Summary Compensation Table.

(2) These columns reflect the estimated threshold, target and maximum levels of restricted shares that could have been  awarded under the long-term incentive plan (under the balanced scorecard performance goals that were substantially established by Board action on February 22, 2008).  The estimated number of restricted shares was determined by taking one-half the projected long-term incentive award and dividing this amount by the market price of the Company’s common shares at the end of the Fiscal Year (based on the NASDAQ Official Closing Price of $11.39 for the Company's common shares on December 31, 2008).

 Option Exercises and Stock Vested

None of the Named Executive Officers exercised options during the 2008 performance year.  In addition, because no long-term stock awards were granted in 2008 based on performance for the three year period ending December 31, 2007, no vesting of awards occurred in 2008.

 Outstanding Equity Awards at Fiscal Year-End

The following table includes information regarding the outstanding equity awards of each of our Named Executive Officers, and Mr. Ruhe, at December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark A. Schroeder	1,276.28 1,215.51 1,157.63 1,102.50 1,050.00 2,975.00 1,000.00 2,325.00 1,000.00 1,000.00	―	―	14.20 12.49 13.07 14.92 18.19 17.51 16.26 15.30 13.14 13.25	06/01/2009 06/01/2010 06/01/2011 06/03/2012 06/01/2013 02/15/2009 06/01/2014 02/15/2010 06/01/2015 06/01/2016	―	―	―	―
Clay W. Ewing	5,500.00 3,600.00	―	―	17.51 15.30	02/15/2009 02/15/2010	―	―	―	―
Kenneth L. Sendelweck	5,500.00 3,600.00	―	―	17.51 15.30	02/15/2009 02/15/2010	―	―	―	―
Bradley M. Rust	1,400.00 1,000.00	―	―	17.51 15.30	02/15/2009 02/15/2010	―	―	―	―
Stan J. Ruhe	3,475.00 2,250.00	―	―	17.51 15.30	02/15/2009 02/15/2010	―	―	―	―

 Nonqualified Deferred Compensation.

As noted under Compensation Discussion and Analysis above under the section entitled "Retirement/Deferred Compensation Benefits," Messrs. Schroeder, Ewing and Sendelweck were the only Named Executive Officers who participated in the Nonqualified Savings Plan in 2008.  In addition, the Chief Financial Officer was the only participant in an Executive Supplement Retirement Income Agreement that provides for a supplemental retirement benefit (which, as a defined benefit, is disclosed in the "Pension Benefits" section below).

The following table provides information regarding nonqualified deferred contribution and earnings credits for 2008 with respect to the Named Executive Officers and Mr. Ruhe.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mark A. Schroeder (1) (2)	13,125 -0-	8,725 -0-	(27,653) 18,402	―	60,806 166,760
Clay W. Ewing (3)	―	1,617	(517)	―	1,100
Kenneth L. Sendelweck (3)	―	2,541	(984)	―	1,557
Bradley M. Rust	―	―	―	―	―
Stan J. Ruhe	―	―	―	―	―

(1) Amounts in line (1) relate to the CEO's participation in the Nonqualified Deferred Compensation Plan. The amount represented in column (c) for Mr. Schroeder represents matching contributions received under the Nonqualified Deferred Compensation Plan in 2008, but relating to the 2007 calendar year.  For 2008, Mr. Schroeder had accrued $4,175 in matching contributions under the plan that will not be contributed until 2009.  Earning reported in line (1), column (d), represent the change in market value of the investments in which Mr. Schroeder directs the investment of his account.

(2) Amounts in line (2) relate to the CEO's participation in the Deferred Director Compensation Plan, which has been frozen since December 31, 1996.  Earnings reported in line (2), column (d) represent earnings under the Plan.

(3) The amounts represented in column (c) for Messrs. Ewing and Sendelweck represent matching contributions received under the Nonqualified Deferred Compensation Plan in 2008, but relating to the 2007 calendar year.  For 2008, Messrs. Ewing and Sendelweck accrued no matching contributions under the plan.  Earning reported in column (d) represent the change in market value of the investments in which Messrs. Ewing and Sendelweck direct the investment of their accounts.

 Pension Benefits

As noted under the heading in the Compensation Discussion and Analysis, above, entitled "Retirement/Deferred Compensation Benefits," we sponsor a frozen tax-qualified defined benefit plan known as the "Employees Pension Plan of German American Bancorp." Of the Named Executive Officers, only the Chief Financial Officer participates in this Plan.

In addition, the Chief Financial Officer was the only participant in the Executive Supplement Retirement Income Agreement that provides for a supplemental retirement benefit in the fixed amount (i.e., the benefit does not further increase based on either the age or the service of the Chief Financial Officer) of $26,340 per year for fifteen years and an additional $10,000 death benefit.  The Chief Financial Officer is 100% vested in the benefit and amounts become payable upon his death, disability, termination of employment or retirement.  Except in cases of death or disability, the benefit will commence on the first day of the month following his 65th birthday.  If he terminates employment prior to age 65 but after age 60, he may elect to commence benefits prior to age 65 but a reduction will be applied equal to 6% per year for each year in which benefits are commenced prior to age 65.  Death benefits, including a $10,000 burial benefit, are payable to the Chief Financial Officer’s beneficiary under the plan.

The following table provides information regarding benefits and distributions under the Employees Pension Plan of German American Bancorp with respect to the Named Executive Officers and Mr. Ruhe.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Mark A. Schroeder	―	―	―	―
Clay W. Ewing	―	―	―	―
Kenneth L. Sendelweck	―	―	―	―
Bradley M. Rust	Employees' Pension Plan of German American Bancorp	6	12,399	None
	Executive Supplement Retirement Income Agreement	16	30,140	None
Stan J. Ruhe	―	―	―	―

 Potential Payments on Termination or Change in Control

We are not party to any severance or other employment agreements with Named Executive Officers except for the Early Retirement and General Release Agreement between the Company and Mr. Ruhe, dated May 7, 2008, described below.  In addition, we have not entered into any change in control agreements with any of the Named Executive Officers.  The only potential termination/change in control benefits are as follows:

•
the 1999 LTI Plan provides that upon a change in control, and unless otherwise determined by the Board, all unvested awards become vested and all related restrictions lapse.  All options issued under the 1999 LTI Plan are currently fully vested, and no restricted stock awards are currently outstanding under the 1999 LTI Plan;

•
as noted under Compensation Discussion and Analysis above, under the section entitled "Retirement/Deferred Compensation Benefits," Messrs. Schroeder, Ewing and Sendelweck were the only Named Executive Officers who were participants in the Nonqualified Savings Plan as of December 31, 2008.  If elected by the participant, he (or his or her beneficiary) will receive a lump sum or installment distribution of his deferrals and matching contributions from the Nonqualified Savings Plan, beginning upon termination of employment, retirement, early retirement or disability.  In the event of a change in control of the Company, the commencement of the payment of the benefit is accelerated to the timing of the change in control;

•
as noted under Compensation Discussion and Analysis above, under the section entitled "Retirement/Deferred Compensation Benefits" and the Pension Benefit disclosure above, the Chief Financial Officer’s frozen accrued benefit under the Employees' Pension Plan of German American Bancorp (which is 100% vested) will become payable in the event that he terminates employment (although actual payments will be delayed until he turns age 65 if he terminates employment prior to age 65); and

•
as noted under the Pension Benefit disclosure above, the Chief Financial Officer’s accrued benefit under the Executive Supplement Retirement Income Agreement will become payable at age 65, unless he terminates after attaining age 60 and elects to commence a reduced early retirement benefit.  Payment of the benefits under this Agreement is conditioned on the Chief Financial Officer not violating a non-competition covenant under the Agreement.

Early Retirement and General Release Agreement with Mr. Ruhe

On May 7, 2008, the Company entered into an Early Retirement and General Release Agreement with Mr. Ruhe in connection with his retirement from the Company.  Pursuant to the terms of the agreement between the Company and Mr. Ruhe, Mr. Ruhe will receive payments of $75,000 per annum (commencing with a lump sum payment on June 26, 2009 of $37,500), which will be paid on a biweekly basis, less taxes and other deductions, starting after June 26, 2009 and continuing until Mr. Ruhe reaches 62 years old on September 2, 2013.  In the event of Mr. Ruhe's death before September 2, 2013, the payment will continue to be made to Mr. Ruhe's surviving spouse or, if she does not survive him, his estate.  Additionally, the Company agreed to provide Mr. Ruhe the right to elect early retiree medical insurance under the Company's Employee Benefits Plan, as it may be amended from time to time.

DIRECTOR COMPENSATION

The Company compensates its directors for their service to the Company and the Company's subsidiaries and banking divisions based on a twelve-month period commencing with each year's annual reorganization meeting of the Board.  The Governance/Nominating Committee made a recommendation with respect to director compensation to the Board and the Board approved such recommendation at its annual reorganization meeting on April 24, 2008.

For services of directors during the current annual period that commenced at the 2008 annual meeting, the Company has compensated its directors, including the CEO, through an annual retainer of $16,000 paid in cash during 2008 in a lump sum (which was earned regardless of the number of meetings held or attended, and regardless of committee membership or attendance) and is paying an additional attendance fee of $500 for each meeting of the Board that they attend during this period.

For services of directors during the annual period commencing at the 2007 annual meeting through the 2008 annual meeting, the Company compensated its directors, including the CEO, through an annual retainer paid in cash in a lump sum during 2007 in the amount of $16,000.  The Company also paid an additional $500 attendance fee for each meeting of the Board that they attended during the entirety of that period.

All of the members of the Board served on the board of directors of at least one of the subsidiaries and/or one of the divisional bank boards or regional advisory boards during 2008.  Each of such directors (other than the CEO, who as a salaried employee of the Company was ineligible) receives additional compensation for his service to such subsidiaries/divisions in the form of director fees for meetings actually attended of (i) $500 per meeting of the board of directors of German American Bancorp (our bank subsidiary) and of each of its divisional boards or regional advisory boards, and (ii) $250 per each meeting of the board of directors of German American Financial Advisors & Trust Company and German American Insurance, Inc.

The table below shows all compensation paid during 2008 to our directors who were not also our employees (including, in the case of Directors Mehne and Seger,  the above-market portion of earnings credits under our Deferred Director Compensation Plan, which has been frozen since December 31, 1996):

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Non-qualified Deferred Compensation Earnings ($)
Douglas A Bawel	$23,000	--
J. David Lett	$22,000	--
Christina M. Ernst	$22,500	--
Gene C. Mehne	$23,000	$3,405
Larry J. Seger	$22,000	$12,508
Richard E. Forbes	$21,000	--
U. Butch Klem	$23,000	--
Michael J. Voyles	$22,000	--

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2008 (except for those transactions that are not required to be separately reported under the rules of the SEC for disclosure of related person transactions), we have not participated in any transaction or series of related transactions (and there is no currently proposed transaction as of the date of this Proxy Statement) that involved (or is proposed to involve) an amount greater than $120,000 in which any of our directors, executive officers or members of their immediate families had (or would have) a direct or indirect material interest.

The Company's bank subsidiary has (and expects to continue to have in the future) loan transactions in the ordinary course of business with directors and officers of the Company and their associates and members of their immediate families.  These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features, and none of them are disclosable by us as nonaccrual, past due, restructured or potential problems (as those terms are defined by an SEC industry guide applicable to disclosures by bank holding companies).

As required by the listing standards of NASDAQ, the Audit Committee of our Board of Directors has the authority and responsibility for reviewing and approving all related party transactions of a type and size that would be required to be reported to shareholders and the SEC under the rules of the SEC for disclosure of related person transactions.  Accordingly, transactions in which we participate (or are proposed to participate) that are covered by this review and approval requirement include but are not limited to most types of financial transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, in which any of our directors, executive officers or members of their immediate families have a direct or indirect material interest (as determined in accordance with the SEC rules) and involve an amount in excess of $120,000.

Certain types of transactions are not reportable in our annual meeting proxy statements under the SEC related person transaction disclosure rules, however, and therefore do not require Audit Committee review, including:

•
loan transactions of our Company's bank subsidiary in which our directors, executive officers or members of their immediate families may have a direct or indirect material interest, if such loans satisfy the standards (described by the preceding paragraph) for non-disclosure under the SEC rules;

•	compensation paid by us to our directors and to our “Named Executive Officers” that is disclosable as compensation in our annual meeting proxy statements and is in fact disclosed as such; and

•
compensation paid to any executive officer (other than a Named Executive Officer) if he or she is not an immediate family member of another executive officer or director, such compensation would have been reportable as compensation in this proxy statement if he or she were a Named Executive Officer for the year in question, and the compensation has been approved by our Compensation/Human Resources Committee.

Neither our Board nor its Audit Committee has adopted any written statement of policies and procedures to be applied in reviewing any such related person transactions, other than the provision in the Audit Committee charter described above that defines the types of transactions requiring review and approval.  The Audit Committee, however, in reviewing and approving any such related person transaction, would be bound to abide by the standards of loyalty and care established by the Indiana Business Corporation Law for directors of corporations (like the Company) that are incorporated under Indiana law.  These standards require that the directors on the Audit Committee, based on the facts then known to them, discharge their duties as members of the Audit Committee in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner that they reasonably believe to be in the best interests of the Company.

EXISTING EQUITY COMPENSATION PLANS

The Company maintains three plans under which it has authorized the issuance of its Common Shares to employees and non-employee directors as compensation:  its 1992 Stock Option Plan (under which no new grants may be made), its 1999 Long-Term Equity Incentive Plan (under which no new grants may be made after April 21, 2009 but under which new restricted stock grants were made in March 2009), and its 1999 Employee Stock Purchase Plan (under which no new grants may be made and under which options granted in respect of the current plan year will be settled on August 16, 2009).  Each of these three plans was approved by the requisite vote of the Company's common shareholders in the year of adoption by the Board of Directors.  The Company is not a party to any individual compensation arrangement involving the authorization for issuance of its equity securities to any single person, other than option agreements and restricted stock award agreements that have been granted under the terms of one of the three plans identified above.   The following table sets forth information regarding these plans as of December 31, 2008:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	248,871	(a)	$16.25	1,087,193	(b)
Equity compensation plans not approved by security holders	---		---	---
Total	248,871		$16.25	1,087,193

(a) Does not include any shares that employees may have the right to purchase under the 1999 Employee Stock Purchase Plan in August 2009 in respect of employee payroll deductions of participating employees that had accumulated as of December 31, 2008 during the plan year that commenced in August 2008.  Although these employees have the right under this Plan to have their accumulated payroll deductions applied to the purchase of Common Shares at a discounted price in August 2009, the price at which such shares may be purchased and the number of shares that may be purchased under that Plan at that time is not presently determinable.

(b) Represents 289,672 shares that the Company may in the future issue to employees under the Employee Stock Purchase Plan (although the Company typically purchases the shares needed for sale to participating employees on the open market rather than issuing new issue shares to such employees) and 797,521 shares that were available for grant or issuance at December 31, 2008 under the 1999 Long Term Equity Incentive Plan.   Under the 1999 Long Term Equity Incentive Plan, the aggregate number of Common Shares available for the grant of awards in any given fiscal year is equal to the sum of (i) one percent of the number of Common Shares outstanding as of the last day of the Company's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of awards, but were not granted, under the Plan in any previous fiscal year.  Under no circumstances, however, may the number of Common Shares available for the grant of awards in any fiscal year under the 1999 Long Term Equity Incentive Plan exceed one and one-half percent of the Common Shares outstanding as of the last day of the prior fiscal year.   The 797,521 shares available at December 31, 2008 and included in the above table represent only the carryover of shares that may be the subject of grants of awards under the 1999 Long Term Equity Incentive Plan in 2009 prior to expiration; the Company during 2009 (in addition to this carryover amount) may grant an additional 110,383 shares, representing one percent of the number of Common Shares that were outstanding at December 31, 2008, under the 1999 Long Term Equity Incentive Plan.

PROPOSAL 2
APPROVAL OF THE GERMAN AMERICAN BANCORP, INC., 2009 EMPLOYEE STOCK PURCHASE PLAN

On March 2, 2009, the Board of Directors adopted the German American Bancorp, Inc. 2009 Employee Stock Purchase Plan (the "Purchase Plan").  The Board's adoption of the Purchase Plan is subject to approval by the shareholders at the Annual Meeting.  The Purchase Plan replaces the 1999 Employee Stock Purchase Plan (the "1999 ESPP"), which expires by its own terms at the conclusion of the current annual offering period in August, 2009.

The effective date of the Purchase Plan will be May 14, 2009, if it is approved by the shareholders.  The Board of Directors of the Company will determine the effective date of the first offering, if any, under the Purchase Plan.  The purpose of the Purchase Plan is to provide, subject to the determination of Board of Directors in its sole discretion to implement the Plan, eligible employees of the Company and its subsidiaries with a convenient opportunity to purchase the Company's common shares financed by payroll deductions.  The Board recommends approval of the Purchase Plan.

The following summary of the material features of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Plan, which is set forth in Appendix A to this Proxy Statement.

Options to Purchase Shares in Offerings

The Purchase Plan provides for the grant of options to purchase common shares of the Company to eligible employees.  A total of 500,000 common shares will be reserved for issuance under the Purchase Plan.  Common shares  reserved for issuance under the Purchase Plan may be offered to eligible employees in a maximum of ten offerings, each of twelve months' duration.  If the market value of the 500,000 shares available for grant were based on the closing price of a common share as reported on NASDAQ on March 19, 2009, the common shares available for the grant of awards under the Purchase Plan would have an aggregate market value of $5,445,000.

Eligibility

The employees who would be eligible to participate in the Purchase Plan would be all employees of the Company or a subsidiary who customarily work more than twenty hours per week and who have been employed for at least six months as of the first day of the offering.  If the Purchase Plan had been in effect as of March 19, 2009, approximately 343 employees would have been eligible to participate.

Purchase of Shares

Prior to each offering period, eligible employees would be entitled to elect to have a specified percentage of their total cash compensation deducted from their pay.  The Compensation/Human Resources Committee (the "Committee") will establish the maximum percentage that any one employee may have deducted.  No participant may be granted an option under the Purchase Plan if such option would entitle the participant to purchase common shares having a market value in excess of the amount specified by the Committee, but in no event will the amount  specified by the Committee exceed $25,000 per employee per offering period, or if, immediately after an option is granted under the Purchase Plan, the employee owns more than 5% of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.  Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period.  At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of the largest number of whole common shares possible, and each participant will receive a certificate evidencing such shares.

The benefits or amounts that will be received by or allocated to the participants under the Purchase Plan, including the named executive officers named in the Summary Compensation Table above, are not determinable.  The Company expects, however, that, if the first annual offering period under the Purchase Plan had concluded during 2008, the benefits and amounts that would have been received by participants would have been the same as under the annual offering period that concluded during 2008 under the 1999 ESPP, which the Purchase Plan will continue.  The benefits and amounts received by participants under the 1999 ESPP in 2008 (with respect to the twelve-month offering period that expired August 16, 2008) were:

Name and Position	Dollar value ($)*	Number of units**
Mark Schroeder, President and Chief Executive Officer	$23,750	2,078
Clay Ewing, President – Commercial and Retail Banking	$22,264	1,948
Kenneth Sendelweck, President – Private Banking and Wealth Management	--	--
Bradley Rust, Executive Vice President and Chief Financial Officer	$7,925	693
Executive Group (4 persons)	$53,939	4,720
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group	$239,708	20,975
* The dollar value is the fair market value of the shares purchased for the indicated persons or groups effective  August 16, 2008, under the 1999 ESPP.  The indicated persons or groups purchased such shares at a five percent discount from such dollar values.

** Indicates number of shares of common stock (rounded to the nearest share) purchased by the indicated persons or groups effective August 16, 2008, under the 1999 ESPP.

Price

The price at which the shares will be deemed to have been purchased under each offering (the "option price") will be determined by the Committee, and will be an amount in the range from ninety five percent (95%) and one hundred percent (100%) of the Fair Market Value of the Common Shares on the last day of such period.   If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%). "Fair Market Value" of a share of Common Shares on a given date means the NASDAQ Official Closing Price (or similar closing price information if The NASDAQ Stock Market LLC (NASDAQ) no longer makes available a figure called the NASDAQ Official Closing Price) on such date ("NOCP"), or if no NOCP is furnished by NASDAQ for the Common Shares on such date, the NOCP of a Common Share on the most recent day on which NASDAQ has furnished an NOCP for the Common Shares.  If the Common Shares are not listed on any given date on the NASDAQ Global Select Market or similar market for which an NOCP (or similar closing price) is furnished by NASDAQ, then "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

Administration

The Board of Directors has delegated administration of the Purchase Plan to the Committee.  The Committee has the authority, subject to the terms of the Purchase Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Purchase Plan; (ii) interpret the terms and provisions of the Purchase Plan; and (iii) otherwise supervise the administration of the Purchase Plan.

Federal Income Tax Consequences

The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.  Generally, the Committee's purchase of stock on behalf of a participant pursuant to the Plan will not cause any federal income tax consequences to the participant or the Company.  If the participant holds the shares purchased pursuant to the Plan for more than one year after the exercise date and two years after the grant date (the "holding period"), upon selling the shares the participant will recognize ordinary income equal to the lesser of  (i) the actual gain (the amount by which the fair market value of the shares on the date of disposition exceeds the purchase price), or (ii) the amount, if any, by which the fair market value as of the date of grant exceeded the purchase price.  Any additional gain on the disposition of stock is treated as a long-term capital gain.   The Company will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period.  If the participant sells the shares before the expiration of the holding period, however, the participant will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date.  Upon the subsequent sale of any such shares, any appreciation or depreciation in the value of the shares after the date the option was exercised is treated as a capital gain or loss.  The Company will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment.

Shareholder Approval

The Purchase Plan will be adopted if it is approved by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting.  Shares voted "for" the Purchase Plan and shares represented by return proxies that do not contain instructions to vote against the Purchase Plan or to abstain from voting will be counted as shares cast for the approval of the Purchase Plan.  Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the Purchase Plan but will be included for purposes of determining whether a quorum is present.

Your Board recommends that you vote FOR the proposal to approve the German American Bancorp, Inc., 2009 Employee Stock Purchase Plan (Proposal 2 on the proxy).

PROPOSAL 3
APPROVAL OF THE  GERMAN AMERICAN BANCORP, INC., 2009 LONG TERM EQUITY INCENTIVE PLAN

On March 2, 2009, the Board of Directors adopted the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan (the "Incentive Plan").  The Board's adoption of the Incentive Plan is effective May 14, 2009, and is subject to approval by the shareholders at the Annual Meeting.

The Incentive Plan is intended to replace German American Bancorp 1999 Long Term Equity Incentive Plan  (the "1999 Plan")  and is designed to promote the interests of the Company and its shareholders by providing a means by which the Board of Directors can award stock-based incentives to employees and directors of the Company or any subsidiary.   The Incentive Plan permits the Board to grant incentive stock options, non-qualified stock options, restricted stock, and stock appreciation rights.

The purpose of the Incentive Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives to participants that align their interests more closely with those of the Company's shareholders.  The Company also believes that the Plan will assist it in its efforts to attract and retain quality employees and directors. discretion and flexibility in designing incentives to attract, reward and retain employees (including executive officers) and directors and to ensure the continued close alignment of their interests with the interests of shareholders generally.  The Incentive Plan provides for a number of different types of stock-based awards in addition to stock options.

The following summary of the material features of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Appendix B to this Proxy Statement.

The aggregate number of our common shares with respect to which awards may be granted under the Incentive Plan is the sum of:

•
500,000 shares (subject to customary anti-dilution adjustments) (which, valued at the closing price of a common share as reported on NASDAQ on March 19, 2009, would have an aggregate value of approximately $5,445,000), plus

•	any of our common shares exchanged by a participant as full or partial payment to us of the exercise price of an option granted under the Incentive Plan; plus

•
on each January 1, beginning on January 1, 2010, an additional number of our common shares equal to the number of shares that would result in the number of shares available for awards as of such date being equal to one percent (1%) of the total number of shares outstanding as of the immediately preceding December 31, determined on a fully-diluted basis.

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, and restricted stock. Our employees and directors, and any subsidiary corporation's employees and directors, are eligible to receive awards under the Incentive Plan.  However, incentive stock options may only be granted to our employees or any subsidiary corporation's employees.

In accordance with the terms of the Incentive Plan, our Board of Directors, or a compensation committee of our Board, administers the Incentive Plan.   Our Board of Directors has delegated administration of the Incentive Plan to the Compensation/Human Resources Committee (the "Committee").   The Committee may delegate to ministerial non-discretionary functions to one or more officers or employees of the Company.  Subject to any limitations in the Incentive Plan, the Committee has the power to determine the terms of the awards, including the employees and directors who will receive awards, the exercise price of options, the fair market value of the shares subject to each award, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise or purchase, as applicable.

With respect to all stock options granted under the Incentive Plan, the exercise price must at least be equal to the fair market value of our common shares on the date of grant.  For this purpose (and for so long as our shares are traded on a national securities exchange or are readily tradeable on an established securities market), fair market value means, on any date, the closing price of our common shares on such date, or if there was no trading in the shares on such date, then on the next preceding date on which there was trading in the shares.  The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding shares as of the grant date, the term of an incentive stock option must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee determines the terms of all other options.

The Committee has the authority to establish the effect of a separation from service on the rights and benefits under any award, however, a director's separation from service will not accelerate or otherwise increase the number of shares subject to an award unless the committee expressly determines that it will. Participants may exercise awards after a separation from service only in accordance with the terms of the award agreement and, unless otherwise expressly provided by the committee, only with respect to the number of shares as to which the award could have been exercised on the date of the separation from service.

Unless otherwise provided by law or the applicable award agreement, the Incentive Plan generally does not allow for the sale or transfer of awards under the Incentive Plan or exercise of awards by any person other than the participant.  However, the Incentive Plan permits transfers to the Company, designation of beneficiaries and transfers or exercises by beneficiaries in the event of the participant's death, transfers by will or the laws of descent and distribution or transfers or exercises by an authorized legal representative on behalf of a participant who has suffered a disability.

The Committee has the authority to amend the Incentive Plan if the amendment does not materially adversely affect any award without the written consent of the affected participant.  Stockholder approval is required only to the extent required under applicable law or if the board of directors determines that it is necessary or advisable.

Our Incentive Plan provides that, upon the occurrence of any of the events described below, the Incentive Plan and each outstanding award will terminate, subject to any provision made by the Committee for the continuation of awards.  If awards are to terminate, each participant will have the right, by giving notice at least ten days before the effective date of the event in question, to exercise all or any part of an unexpired award to the extent then exercisable. Events triggering termination of the Incentive Plan and each award granted under the plan include the following:

•	dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the company,

•	any reorganization, merger, consolidation, sale or exchange of securities in which the company does not survive,

•
any sale, reorganization, merger, consolidation or exchange of securities in which the company survives and any of the company's stockholders have the opportunity to receive cash, securities of another entity or other property in exchange for their shares of the company's common shares, or

•	any acquisition by any person or group of beneficial ownership of more than 50% of our outstanding shares.

The Committee has the authority to accelerate the vesting and exercisability of all or any portion of any award at any time in its sole discretion, regardless of any provision in the relevant award agreement. The committee may determine the terms and conditions of any acceleration so long as the terms and conditions do not materially adversely affect the rights of any participant without the consent of the participant. The committee may rescind the effect of any acceleration if it was done in anticipation of an event and the committee or the board of directors later determines that the event will not occur.

The benefits or amounts that will be received by or allocated to the participants under the Incentive Plan, including the named executive officers named in the Summary Compensation Table above, are not determinable.  The Company expects, however, that, if the Incentive Plan had been in effect during 2008, the benefits and amounts that would have been received by participants would have been the same as under the 1999 Plan, which the Incentive Plan will replace.  The benefits and amounts received by participants, in the form of grants made in 2008 (not including Restricted Stock Awards that have been made to our executive officers in 2009 with respect to services performed by them during 2008, as discussed elsewhere in this proxy statement) under the 1999 Plan, were:

Name and Position	Dollar value ($)*	Number of units**
Mark Schroeder, President and Chief Executive Officer	--	--
Clay Ewing, President –Commercial and Retail Banking	--	--
Kenneth Sendelweck, President – Private Banking and Wealth Management	--	--
Bradley Rust, Executive Vice President and Chief Financial Officer	--	--
Executive Group (4 persons)	--	--
Non-Executive Director Group	--	--
Non-Executive Officer Employee Group	$10,012	804 shares

* Represents the fair market value, as of dates of issuance, of shares of restricted stock issued under the 1999 Plan during 2008.

** Represents the aggregate number of shares of common stock awarded subject to restrictions under the 1999 Plan during 2008.

Shareholder Approval

The Incentive Plan will be adopted if it is approved by a majority of the votes cast at the Annual Meeting, provided a majority of the outstanding Common Shares is represented and entitled to vote at the Annual Meeting.  Shares voted "for" the Incentive Plan and shares represented by return proxies that do not contain instructions to vote against the Incentive Plan or to abstain from voting will be counted as shares cast for the approval of the Incentive  Plan.  Abstentions and broker non-votes will not be treated as votes cast "for" or "against" the Incentive Plan but shall be included for purposes of determining whether a quorum is present.

Your Board  recommends that you vote FOR the proposal to approve the 2009 German American Bancorp, Inc., Long Term Equity Incentive Plan (Proposal 3 on the proxy).  The Board of Directors has a conflict of interest in connection with this recommendation, however, because all of the members of the Board of Directors are eligible to receive grants under this Plan.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP ("Crowe Horwath") served as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2008 and has been engaged by the Company's Audit Committee to serve as independent registered public accounting firm for the Company with respect to the audits of the Company's consolidated financial statements and internal control over financial reporting for 2009.  Representatives of Crowe Horwath will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SECTION 16(A):  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Company's Common Shares and other equity securities.  On the basis of information submitted by the Company's directors and executive officers, the Company believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2008 and (except as disclosed in prior years' proxy statements) for prior years, except for the inadvertent failure of director Klem to have timely reported 10 purchases of our stock in open market transactions on four different trading days.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

A shareholder desiring to submit a proposal for inclusion in the Company's proxy statement for the annual meeting of shareholders to be held in the year 2010 must deliver the proposal so that it is received by the Company no later than December 15, 2009.  Proposals should be mailed to the Chairman of the Governance/Nominating Committee of the Board of Directors, in care of the Corporate Secretary, at German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47547-0810, by certified mail, return-receipt requested.

APPENDIX A

GERMAN AMERICAN BANCORP, INC., 2009 EMPLOYEE STOCK PURCHASE PLAN

GERMAN AMERICAN BANCORP, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

The German American Bancorp, Inc., 2009 Employee Stock Purchase Plan (the "Plan") was adopted by the Board of Directors (the "Board") of German American Bancorp, Inc. (the "Company") on March 2, 2009, subject to approval of the Company's shareholders at their annual meeting scheduled to be held in May, 2009.  The Board of Directors of the Company shall determine the effective date of the first offering, if any, under the Plan.  The purpose of the Plan is to provide eligible employees the opportunity to acquire a stock ownership interest in the Company through convenient payroll contributions.  These contributions are used annually to purchase shares of common stock of the Company at a discount from the current market price.  As used in this Plan, "Subsidiary" means any "subsidiary corporation" as that term is defined in Section 424(e) of the Internal Revenue Code of 1986 (the "Code").

The Plan may continue until all the stock allocated to it has been purchased or until after the tenth offering is completed, whichever is earlier.  The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially:  (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

The Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA).  It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

ADMINISTRATION

The Plan shall be administered by a committee of the Board of Directors which shall consist of two or more members of the Board, none of whom is eligible to participate in the Plan and all of whom are "Non Employee Directors," as such term is defined in Rule 16b 3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as required by any successor rule (the "Committee").   The Compensation and Human Resources Committee appointed by the Company's Board of Directors shall act as the  Committee under the Plan unless the Board of Directors otherwise directs.  The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions.  The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan.  The actions and determinations of the Committee on matters relating to the Plan are conclusive.  The Committee and its members may be addressed in care of the Company at its principal office.  The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

STOCK SUBJECT TO THE PLAN

An aggregate of 500,000 shares of common stock, without par value, of the Company (the "Common Shares") are available for purchase under the Plan.  Common Shares which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued Common Shares.  In the event of any change in the Common Shares through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee shall make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of Common Shares reserved under the Plan and the price of the current offering.  If the number of Common Shares that participating employees become entitled to purchase is greater than the number of Common Shares available, the Committee or its designee will allocate the available shares pro rata to participants in as near a uniform manner as practical and will promptly refund to participants any remaining payroll contributions not applied to the purchase of stock.  No fractional Common Shares shall be issued or sold under the Plan.

ELIGIBILITY

All employees of the Company and its subsidiaries will be eligible to participate in the Plan.  No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week.  No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or subsidiary for at least six months as of the first day of such offering.  No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.

OFFERINGS, PARTICIPATING, DEDUCTIONS

The Company may make up to ten offerings of twelve months' duration each to eligible employees to purchase Common Shares under the Plan.  An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in whole dollar amounts, of at least the minimum amount and up to the maximum amount of total cash compensation determined by the Committee.  The Committee may at any time suspend an offering or change the terms of the Offering, subject to the provisions of this Plan and Section 423 of the Code, if required by law or if determined by the Committee to be in the best interests of the Company.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees.  All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds.  Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

Each participating employee will receive a statement of his or her payroll deduction account and the number of Common Shares purchased therewith following the end of each offering period.

Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account without interest and thereby withdraw from participation in an offering.  Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests may be received on or before the last day of such offering.  In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate), and in either case, without interest.

PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many whole Common Shares as the amount of his or her payroll deduction account at the end of any offering period can purchase.  No employee may be granted an option under the Plan which permits his or her rights to purchase Common Shares under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds the maximum amount established by the Committee, but which maximum amount may in no event exceed $25,000 of Fair Market Value of such Common Shares (based on the value of the stock on their grant/enrollment date) for each calendar year in which the option is outstanding at any time.  As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled.  If such account contains sufficient funds to purchase one or more whole shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of whole Common Shares at the offering price.  Such employee's account will be charged for the amount of the purchase and a stock certificate representing such shares will be issued.

The Committee shall determine the purchase price of the shares of Common Stock which are to be sold under each offering, which price shall be an amount in the range from ninety five percent (95%) and one hundred percent (100%) of the Fair Market Value of the Common Shares on the last day of such period.   If the Committee for any reason should fail to determine the price for any offering within the percentage range specified by the preceding sentence for any offering, the percentage shall be ninety-five percent (95%).

"Fair Market Value" of a share of Common Shares on a given date means the NASDAQ Official Closing Price (or similar closing price information if The NASDAQ Stock Market LLC (NASDAQ) no longer makes available a figure called the NASDAQ Official Closing Price) on such date ("NOCP"), or if no NOCP is furnished by NASDAQ for the Common Shares on such date, the NOCP of a Common Share on the most recent day on which NASDAQ has furnished an NOCP for the Common Shares.  If the Common Shares are not listed on any given date on the NASDAQ Global Select Market or similar market for which an NOCP (or similar closing price) is furnished by NASDAQ, then "Fair Market Value" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

TRANSFER OF INTERESTS, STOCK CERTIFICATES

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative.  There are no restrictions imposed by or under the Plan upon the resale of Common Shares issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act.  With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b 3 or its successors under the 1934 Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

Certificates for Common Shares purchased under the Plan may be registered only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.  An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

APPENDIX B

GERMAN AMERICAN BANCORP, INC., 2009 LONG TERM EQUITY INCENTIVE PLAN

GERMAN AMERICAN BANCORP, INC.

2009 LONG TERM EQUITY INCENTIVE PLAN

German American Bancorp, Inc. ("Company") hereby establishes the German American Bancorp, Inc. 2009 Long Term Equity Incentive Plan ("Plan"), effective May 14, 2009.

ARTICLE I
APPROVAL AND PURPOSE

Section 1.01. Approval of Plan.  The Company's Board of Directors approved this Plan on March 2, 2009, contingent on approval by the Company's shareholders within 12 months following its adoption by the Board.

Section 1.02. Description of Plan.  The Plan is designed to promote the interests of the Company and its shareholders by providing a means by which the Board can award stock-based incentives to employees and directors of the Company or any Subsidiary ("Participants").  The Plan permits the Board to grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, and Stock Appreciation Rights, all as provided herein.

Section 1.03. Purpose of Plan.  The purpose of the Plan is to further the growth, development, and financial success of the Company by providing for stock-based incentives to Participants that align their interests more closely with those of the Company's shareholders.  The Company also believes that the Plan will assist it in its efforts to attract and retain quality employees and directors.

ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION

Section 2.01. Definitions.  When capitalized in this Plan, the following terms shall have the meanings specified below, unless the context otherwise requires:

(a) "Award" means a grant made to a Participant pursuant to Article VI.

(b) "Award Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c) "Board of Directors" or "Board" means the Company's Board of Directors, as constituted from time to time.

(d) "Cause" means, with respect to a Participant, that, in the Board's reasonable good faith judgment, the Participant (i) has materially breached the terms of any employment Agreement with the Employer and failed to correct the breach within ten (10) days after receiving the Board's written notice of such cure; (ii) has committed gross negligence or willful misconduct in the performance or intentional non-performance of any material duty of his employment; and/or (iii) has engaged in dishonesty, fraud, or intentional misconduct with respect to the business or affairs of the Employer (monetarily or otherwise).

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means the committee described in Section 3.01; provided however, to the extent that the Board has not designated a Committee, "Committee" means the "Board."

(g) "Company" means German American Bancorp, Inc.

(h) "Director" means a director of the Company or a Subsidiary who is not also an Employee.

(i) "Employee" means any individual employed by the Company or a Subsidiary, including an employee who is a member of the Board or the board of directors of a Subsidiary.

(j) "Employer" means the Company and/or a Subsidiary.

(k) "Exercise Price" means the price, if any, required to be paid to the Company upon the exercise of an Award.

(l) "Fair Market Value" means, with respect to a Share on any date, as follows:

(1) if the Shares are listed or admitted to trade and are readily tradable on a national securities exchange, the closing price of a Share on the principal national securities exchange on which the Shares are listed or admitted to trade on such date, or, if there is no trading of the Shares on such date, the closing price of a Share as quoted on the next preceding date on which there was trading in Shares;

(2) if the Shares are not subject to paragraph (1) above, but are readily tradable on an established securities market, the closing price of a Share on such date on such market, or if there is no trading of the Shares on such date, the closing price of a Share on the next preceding date on which there was trading in Shares; and

(3) if the Shares are not subject to paragraph (1) or (2) above, the fair market value of the Shares on such date, as determined by the Committee in a manner that satisfies the requirements of Code Section 409A and the guidance thereunder for exempt equity-based compensation.

(m) "Grant Date" means the date on which the Committee approves the grant.

(n) "Incentive Stock Option" means an option for Shares granted pursuant to the Plan that satisfies the requirements of Code Section 422.

(o) "Non-Qualified Stock Option" means an option for Shares granted pursuant to the Plan that that is not an Incentive Stock Option.

(p) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

(q) "Participant" means a person to whom an Award has been granted under the Plan, provided, however, a Participant shall cease to be such at such time as all Awards granted to him under the Plan have been exercised and/or forfeited.

(r) "Performance-Based Compensation" means compensation described in Code Section 162(m)(4)(C) that is excluded from "applicable employee remuneration" under Code Section 162(m).

(s) “Performance-Based Restricted Stock” means Restricted Stock that is subject to forfeiture unless specified Performance Targets are satisfied during the Performance Period.

(t) "Performance Measures" means, with respect to Performance-Based Restricted Stock, the objective factors used to determine whether the restrictions on the Restricted Stock have lapsed.  "Performance Measures" shall be based on any of the factors listed below, alone or in combination, as determined by the Committee.  Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Subsidiaries; (iii) in comparison with plan, budget, or prior performance; and/or (iv) on an absolute basis or in comparison with peer-group performance.  The factors that may be used as Performance Measures are (i) return on assets; (ii) return on equity; (iii) total shareholder return; (iv) operating income; (v) net income; (vi) earnings per share; and (vii) income before interest and taxes.  Performance Measures may differ from Participant to Participant and Award to Award.

(u) "Performance Period" means the period of time during which Performance Targets must be achieved with respect to an Award of Restricted Stock, as established by the Committee.

(v) "Performance Targets" means, with respect to an Award of Performance-Based Restricted Stock, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Award.  Performance Targets may differ from Participant to Participant and Award to Award.

(w) "Period of Restriction" means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(x) "Plan" means the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan, as set out in this document, as amended from time to time.

(y) "Restricted Stock" means Shares awarded pursuant to the Plan that, at the time of grant, are nontransferable and are subject to a substantial risk of forfeiture.

(z) "Rule 16b-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(aa) "Separation from Service," "Separates from Service," or any variation of such term means, (i) in the case of an Employee, a complete termination of the employment relationship between the Employee and all Employers and, (ii) in the case of a Director, termination of the Director's service as a Director.

(bb) "Service-Based Restricted Stock" means Restricted Stock with restrictions based solely on the Participant's continued service with the Company or an Affiliate.

(cc) "Share" means one of the Company's common shares, no par value.

(dd) "Stock Appreciation Right" or "SAR" has the meaning given to it in Section 6.02(a).

(ee) "Subsidiary" means any company (other than the Company) that is a "subsidiary corporation" within the meaning of Code Section 424.

Section 2.02. Rules of Construction.  The following rules shall apply in construing the Plan and any Award Agreement:

(a) Except as expressly provided below, this Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Indiana without regard to conflict of law principles.

(b) Words used in the masculine shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

(c) Provisions of the Plan applicable to Incentive Stock Options shall be construed to effect compliance with Code Section 422.

(d) Captions and headings are for convenience only, and they shall not affect the construction of the Plan or any Award Agreement.

(e) Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

(f) The Plan and the Awards are intended to comply with and shall be construed to effect compliance with, the exemptions under Rule 16b-3, in the case of Participants who are subject to Section 16 of the Securities Exchange Act of 1934; provided, however, the Company shall have no liability to any Participant for Section 16 consequences of an Award.

(g) It is intended that Awards granted with an Exercise Price not less than Fair Market Value on the date of grant shall qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Code Section 162(m), and the Plan and the Awards shall be construed accordingly.

(h) It is intended that all Awards shall be exempt from the provisions of Code Section 409A, and the provisions of the Plan and any Agreement applicable to an Award shall be construed in accordance with such intent.

(i) If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect, provided that the essential economic terms of the Plan and any Award can still be enforced.

ARTICLE III
ADMINISTRATION

Section 3.01. Committee.  Except as otherwise provided herein, the Plan shall be administered by the Board or, at the Board's option, by a compensation committee thereof to which the Board has duly delegated the administration of the Plan.  The Committee shall consist solely of two or more non-employee directors (within the meaning of Rule 16b-3) who are "outside directors" for purposes of Code Section 162(m) and the regulations thereunder.  Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

Section 3.02. Powers of Committee.  Subject to the express provisions of the Plan and any express limitations on its delegated authority, the Committee is authorized and empowered to administer the Plan and to (i) designate those persons who are Participants; (ii) grant Awards; (iii) determine the effective date of each Award, the number of Shares subject to the Award, and the other terms and conditions of the Award, which terms and conditions need not be the same for each Award; (iv) interpret the Plan; (v) determine the Fair Market Value of the Shares; (vi) accelerate the time during which an Award may be exercised, either in accordance with Section 6.09 or otherwise, in each case notwithstanding the provisions of the Award Agreement stating the time during which the Award may be exercised; (vii) prescribe, amend, and rescind rules relating to the Plan; (viii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; (ix) determine the rights and obligations of Participants under the Plan; and (x) make all other determinations deemed necessary or advisable for the administration of the Plan.  Notwithstanding the preceding provisions, the Committee is not authorized to take any action that would cause an Award hereunder to become subject to the provisions of Code Section 409A.

Section 3.03. Binding Determinations.  Any action taken by, or inaction of, the Company, the Board, or the Committee relating or pursuant to the Plan (including, without limitation, any determination of Fair Market Value) shall be within the sole discretion of that entity or body and shall be conclusive and binding upon all persons.  Subject only to compliance with the express provisions hereof, the Board and Committee may act in their sole discretion in matters within their authority related to the Plan.

Section 3.04. Reliance on Experts.  In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including employees of and professional advisors to the Company.

Section 3.05. Delegation.  The Committee may delegate ministerial non-discretionary functions to one or more Company officers or employees.  Subject to applicable law, the Committee may delegate to the Company's Chief Executive Officer all or part of its authority and duties with respect to the granting of Awards to individuals who are not (i) subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934 or (ii) covered employees within the meaning of Code Section 162(m)(3).  Any delegation pursuant to this Section shall specify the duration of the delegation and limit the amount of Awards that may be granted pursuant thereto.

Section 3.06. Limitations on Liability.  No director, officer, or agent of the Company shall be liable for any action, omission, or decision under the Plan that is taken, made, or omitted in good faith.

ARTICLE IV
ELIGIBILITY

The Committee shall, from time to time, designate those persons eligible to receive Awards under the Plan from among employees and directors of the Company or any Subsidiary.  The Committee may grant more than one Award to any Participant.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01. Shares Available The only shares subject to Awards shall be the Company's authorized, but unissued, or reacquired Shares.  Upon the expiration or termination, in whole or in part, for any reason of an outstanding Award or any portion thereof that shall not have vested or shall not have been exercised in full, or upon forfeiture of any Share of Restricted Stock, or upon the surrender of Shares as payment for an Option, any Shares subject to the Award that have not been acquired by the Participant or that are forfeited by the Participant shall again become available for the granting of additional Awards.

Section 5.02. Aggregate Share Limit.  Subject to adjustment as provided in Section 5.04 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan shall not exceed the sum of the following:

(a) 500,000 Shares, plus

(b) any Shares exchanged by a Participant as full or partial payment to the Company of the Exercise Price of an Option under the Plan; plus

(c) at the beginning of each calendar year during the term of the Plan, beginning January 1, 2010, an additional number of Shares equal to the number of Shares that would result in the number of Shares available for Awards as of such date being equal to one percent (1%) of the total number of the Company's Shares outstanding as of the immediately preceding December 31, on a fully-diluted basis.

Section 5.03. Limitation Applicable to Specific Awards.  The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan is 500,000 Shares.  The only limitation on the number of Shares available for Non-Qualified Stock Options, Stock Appreciation Rights, and Restricted Stock Awards shall be that specified in Sections 5.02.

Section 5.04. Adjustments Upon Recapitalization or Reorganization.  If the outstanding Shares are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding Shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind, and/or Exercise Price with respect to Shares as to which Awards may be granted under the Plan.  A corresponding adjustment shall likewise be made in the number, kind, and/or Exercise Price for Shares with respect to which there are unexercised outstanding Awards.  Any such adjustment in an outstanding Award, however, shall be made without change in the total price applicable to the unexercised portion of the Award but with a corresponding adjustment in the price for each Share covered by the Award.  In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive, and binding.  No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.  No adjustment shall be made pursuant to this Section, if it would cause an Award to become subject to Code Section 409A.

ARTICLE VI

AWARDS

Section 6.01. Grant of Awards.  Awards authorized under this Article VI may be granted pursuant to another incentive program that incorporates by reference the terms and conditions of this Plan.  Awards may be granted singly or in combination or tandem with other Awards.  Awards may also be granted in replacement of, or as substitution for, other awards granted by the Company, whether or not such other awards were granted under this Plan.  Without limiting the foregoing, if a Participant pays all or part of the Exercise Price or taxes associated with an Award by the transfer of Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Shares that were transferred or the Award that was surrendered.  The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

Section 6.02. Types of Awards.  Awards under the Plan shall consist of the following:

(a) Stock Appreciation Rights.  A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over (B) the Fair Market Value of the same number of Shares on the date the right is granted, all as determined by the Committee ("Stock Appreciation Right" or "SAR").  The right may be conditioned upon the occurrence of certain events, such as a change in control, or may be unconditional, as determined by the Committee.  No Stock Appreciation Right shall be exercisable after the tenth (10th) anniversary of its grant.

(b) Restricted Stock Award.  An Award that is made in Restricted Stock.  All or part of any Restricted Stock Award may be subject to conditions, restrictions, and risks of forfeiture, as and to the extent established by the Committee.  Such Shares may be either Performance-Based Restricted Stock or Service-Based Restricted Stock.

(c) Option  A right to purchase a specified number of Shares during a specified period and at a specified exercise price, all as determined by the Committee.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.  In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Code Section 422, Section 6.04, and this Article VI.

Section 6.03. Terms and Conditions of Awards; Agreements.  Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a) Grant and Notice of Award.  The date of an Award grant shall, for all purposes, be the date on which the Board makes the determination granting such an Award.  Notice of the determination shall be given to each Participant to whom an Award is granted within a reasonable time after the date of grant.  The grant of an Award shall not obligate the Participant to exercise it.

(b) Number of Shares.  The Award Agreement shall state, as appropriate, the type and total number of Shares (i) granted as Restricted Stock, (ii) with respect to which Stock Appreciation Rights are granted, and/or (iii) with respect to which Options are granted.

(c) Exercise Price.  The Award Agreement shall state, as applicable, the Exercise Price per share of the Shares with respect to which Options are issued, the Fair Market Value of Shares with respect to which Stock Appreciation Rights are issued, and the purchase price for any Restricted Stock.  The Exercise Price for an Option shall not be less than its Fair Market Value on the Grant Date.  For Incentive Stock Options, the Exercise Price shall satisfy the requirements of Section 6.04 and the provisions of the Code applicable to incentive stock options.

(d) Exercise and Payment of Exercise Price.  A Participant may exercise a vested Option by (i) giving written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check, or in such other form of lawful consideration as the Committee may approve, including without limitation and in the sole discretion of the Committee, the transfer by the Participant to the Company of outstanding Shares held by the Participant in a manner intended to comply with the provisions of Rule 16b-3, if applicable, and (ii) satisfying any other requirements set forth herein (including, without limitation, the tax withholding requirements of Article VII) or in the applicable Award Agreements.  Any Shares delivered by the Participant in connection with the exercise of an Award must have been owned by the Participant for at least six months as of the date of delivery.  Shares used to satisfy the Exercise Price of an Award shall be valued at their Fair Market Value on the date of exercise.

(e) Restrictions on Grants. Notwithstanding any other provisions set forth herein or in an Award Agreement, no Award may be granted under the Plan after May 13, 2019.

(f) Vesting of Awards.  Awards shall vest based on longevity of service and/or other schedules established by the Committee, as set forth in each Award Agreement.  The Committee may grant Awards that are fully vested and exercisable at grant.

(g) Issuance of Shares and Compliance with Securities Laws.  The Company may postpone the issuance and delivery of certificates representing Shares until (i) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (ii) the completion of such registration or other qualification of Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete; provided, however, a person purchasing or otherwise receiving Shares pursuant to the Plan has no right to require the Company to register the Shares under federal or state securities laws at any time.  Any person purchasing or otherwise receiving Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such Shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the Shares in compliance with the provisions of those or any comparable acts.

Section 6.04. Additional Limitations Applicable to Incentive Stock Options.

(a) General.  To the extent that any Award granted pursuant to this Plan contains an Incentive Stock Option, the limitations and conditions of this Section shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions otherwise specified by the Plan and the Award Agreement.

(b) Price.  The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Shares on the Grant Date.  In the case of Incentive Stock Options granted to an employee of the Company who is a 10% shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Shares on the Grant Date.

(c) Exercise Period.  Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five years from the Grant Date, if the Participant is a 10% shareholder (as defined in Code Section 422(b)(6)), and not more than ten years from the Grant Date, if the Participant is not a 10% shareholder (as defined in Code Section 422(b)(6)).

(d) Limitation on Grants.  No Incentive Stock Option shall be granted under this Plan after May 13, 2019.

(e) Limitation on Transferability.  No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution.  During the lifetime of a Participant, an Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned.

(f) Maximum Exercise Rule.  The aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under this Plan and any other incentive stock option plan (within the meaning of Code Section 422) of the Company or any parent or subsidiary corporation of the Company shall not exceed $100,000.

(g) Other Code Limits.  Incentive Stock Options may be granted only to employees of the Company (or a Subsidiary) that satisfy the other eligibility requirements of the Code.  There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required for the Option be an "incentive stock option" within the meaning of Code Section 422.

Section 6.05. Additional Provisions Related to Restricted Stock.

(a) The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets, (ii) vesting based on period of service with the Company and any of its Subsidiaries, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b) Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets.  The specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as Performance-Based Compensation.  In granting Restricted Stock that is intended to qualify as Performance-Based Compensation, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 6.06. Termination of Awards.

(a) Each Award granted under the Plan shall set forth a termination date, which shall be not later than ten years from the Grant Date, subject to earlier termination as set forth in this Plan or the Award Agreement.

(b) The Committee shall establish the effect of a Separation from Service on the rights and benefits under each Award and in so doing may make distinctions based upon, among other factors, the cause of termination and type of Award.  A Participant's Separation from Service as a Director shall not, unless otherwise expressly provided by the Committee, accelerate or otherwise increase the number of Shares subject to an Award.  Following Separation from Service, an Award may be exercised only in accordance with the applicable Award Agreement and, unless otherwise expressly provided by the Committee, only with respect to that number of Shares for which the Award could have been exercised by the Participant on the date of Severance from Service.

(c) The Committee may cancel any unexpired or unpaid Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he is currently employed by an Employer, engages in any of the following activities without the prior written consent of the Employer:

(1) directly or indirectly renders services to or for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Employer; or

(2) discloses to anyone outside of the Employer, or uses for any purpose other than the Employer's business, any confidential or proprietary information or material relating to the Employer, whether acquired by the Participant during or after employment with the Employer.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he is in compliance with all applicable provisions of the Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (1) and (2) above.

(d) Subject to Section 6.09, (i) upon the dissolution, liquidation, or sale of all or substantially all of the business, properties, and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale, or exchange of securities in which the Company does not survive, (iii) upon any sale, reorganization, merger, consolidation, or exchange of securities in which the Company does survive and any of the Company's shareholders have the opportunity to receive cash, securities of another corporation, partnership, or limited liability company and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Exchange Act) of beneficial ownership of more than 50% of the then outstanding Shares (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the substitution, assumption, settlement, or other continuation of the Awards.  If Awards are to terminate (with no substitution, assumption, settlement, or other continuation) in such circumstances, each Participant shall have the right, by giving notice at least ten days before the effective date of the Extraordinary Event ("Effective Date"), to exercise on or before the Effective Date, in whole or in part, any unexpired Award issued to the Participant, to the extent that the Award is vested and exercisable as of the Effective Date.

Section 6.07. Rights as a Shareholder. Unless otherwise provided by the Board or the Committee, a Participant shall have rights as a shareholder with respect to Shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him and, if payment is required, only after payment if full has been made for such Shares.

Section 6.08. Limits On Exercise and Transfer.

(a) Except as expressly provided in (or pursuant to) Subsection (b), by applicable law, or by the Award Agreement, as the same may be amended:

(1) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance, or charge;

(2) Awards must be exercised only by the Participant; and

(3) amounts payable or shares issuable pursuant to an Award must be delivered only to (or for the account of) the Participant.

In addition, the Shares shall be subject to the restrictions, if any, imposed in the applicable Award Agreement.

(b) The exercise and transfer restrictions in Subsection (a) shall not apply to:

(1) transfers to the Company;

(2) the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(3) if the Participant has suffered a disability, transfers or exercises on behalf of the Participant by the Participant's duly authorized legal representative in accordance with the applicable Award Agreement.

Section 6.09. Acceleration of Awards.

(a) Notwithstanding the provisions of Article VI or any provision to the contrary contained in a particular Award Agreement, the Committee, in its sole discretion, may accelerate the vesting and exercisability of all or any portion of any Award then outstanding.  The decision by the Committee to accelerate an Award or to decline to accelerate an Award shall be final.  In the event of the acceleration of the exercisability of Awards as the result of a decision by the Committee pursuant to this Section, each outstanding Award so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Award) may not materially adversely affect the rights of any Participant without the consent of that Participant.  Any outstanding Award that has not been exercised by the holder at the end of such period shall terminate automatically at that time.

(b) If the vesting of an Award has been accelerated in anticipation of an event, and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

Section 6.10. Substitute Awards.  If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Awards may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase shares in such entity held by them at the time of succession.  The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Awards shall be granted (if at all), the person or persons to receive such substitute Awards (who need not be all option holders of such entity), the number of Awards to be received by each such person, the exercise price of such Award, and the other terms and conditions of such substitute Awards.

ARTICLE VII
WITHHOLDING OF TAXES

The Company (or a Subsidiary) may deduct and withhold from the wages, salary, bonus, and other income paid by the Company (or Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Award, the lapse of restrictions with respect to Restricted Stock, or the sale of the Shares issued to the Participant upon the exercise of an Award, as may be required from time to time under any federal or state tax laws and regulations.  This withholding of tax shall be made from the Company's (or Subsidiary's) concurrent or next payment of wages, salary, bonus, or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of Shares or amount of cash issued upon exercise of an Award (for which purpose such Shares shall be valued at Fair Market Value at the time of exercise).  Notwithstanding the foregoing, the Company shall not be obligated to issue certificates representing the Shares to be acquired through the exercise of an Award, if the Participant fails to provide the Company with adequate assurance that the Participant will pay such amounts to the Company as required herein.  Participants shall notify the Company in writing of any amounts included as income in the Participants' federal income tax returns in connection with an Award.  Any Shares or cash withheld by the Company to satisfy a Participant's withholding tax obligation in connection with an Award shall not exceed the number of Shares or amount of cash necessary to satisfy the minimum required levels of withholding under applicable law.

ARTICLE VIII
COMPLIANCE WITH LAWS

Section 8.01. General.  The Plan, the granting and vesting of Awards under the Plan, the offer, issuance, and delivery of the Shares, and the payment of money under the Plan or under Awards are subject to compliance with all applicable federal and state laws, rules, and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  A person acquiring any securities under the Plan shall, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

Section 8.02. Compliance with Securities Laws.  No Participant shall sell, pledge, or otherwise transfer Shares acquired pursuant to an Award or any interest in such Shares except in accordance with the express terms of the Plan and the applicable Award Agreement.  Any attempted transfer in violation of this Section shall be void and of no effect.  Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws. Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Shares or file any registration statement under either federal or state securities laws.

ARTICLE IX
EFFECTIVENESS AND TERMINATION OF THE PLAN

The Plan shall terminate at the close of business on May 13, 2019, provided, however, the Board may, in its sole discretion, terminate the Plan at any prior time.  Subject to Section 6.06 and 6.09, no such termination shall in any way affect any Award then outstanding or the Committee's authority hereunder with respect to such Award.

ARTICLE X
AMENDMENT OF PLAN

Subject to Article VI, the Committee may make such amendments to the Plan and/or an Award Agreement as it shall deem advisable; provided, however, except as permitted by Article VI, no amendment shall materially adversely affect any Award then outstanding without the written consent of the affected Participant.  Adjustments contemplated by Section 5.04 shall not be deemed to be amendments for purposes of the foregoing.  Shareholder approval for any amendment shall be required only to the extent required under applicable law, including Code Section 162(m) and Code Section 422 and other provisions of the Code applicable to incentive stock options, or to the extent deemed necessary or advisable by the Board.

ARTICLE XI
INDEMNIFICATION

In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any act or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in satisfaction of a judgment in any such action, suit, or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, within 60 days after institution of any such action, suit, or proceeding, such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit, or proceeding.  The Company shall not be obligated to indemnify any Committee member with regard to the settlement of any action, suit, or proceeding to which the Company did not give its prior written consent.

ARTICLE XII
NOT AN EMPLOYMENT OR CONSULTING AGREEMENT

Nothing contained in the Plan or in any Award Agreement shall confer, intend to confer, or imply any right of employment or right to continued employment by, or rights to a continued relationship with, the Company (or any affiliate) in favor of any Participant or limit the ability of the Company (or any affiliate) to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment agreement to which a Participant is a party.  In addition, nothing contained in the Plan or in any Award Agreement shall preclude any lawful action by the Company or the Board.  Status as an eligible person under the Plan shall not be construed as a commitment that any Award will be granted to the eligible person.

ARTICLE XIII
MISCELLANEOUS

Section 13.01. Non-Exclusivity of Plan.  Nothing in the Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or independent authority.

Section 13.02. No Restriction on Corporate Powers.  The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 13.03. No Fiduciary Duties.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant or other person.

German American Bancorp, Inc.

Strong Ties.
Strong Solutions.

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DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Nominees:

Nominee	For	Withhold
01 - Richard E. Forbes*	☐	☐
02 - U. Butch Klem*	☐	☐
03 - Michael J. Voyles*	☐	☐

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4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others in a representative capacity should indicate the capacity in which they sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 0102NB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

German American Bancorp, Inc.

Strong Ties. Strong Solutions.

Proxy — German American Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

I hereby appoint Christina M. Ernst and Gene C. Mehne, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp, Inc. that I am entitled to vote at the Annual Meeting of Shareholders to be held at the Jasper Country Club located at One Country Club Drive in Jasper on May 14, 2009 at 6:30 p.m. (Eastern time), for the purpose of electing three directors for a term expiring at the Annual Meeting of Shareholders in 2012, approving and adopting the German American Bancorp, Inc., 2009 Employee Stock Purchase Plan, approving and adopting the German American Bancorp, Inc., 2009 Long Term Equity Incentive Plan, and transacting such other business as may properly come before such meeting; that holders of common stock of record at the close of business on March 10, 2009, are entitled to notice of and to vote at the Annual Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1, 2 AND 3. SEE THE CORPORATION'S PROXY STATEMENT DATED APRIL 1, 2009, FOR CONFLICT OF INTEREST DISCLOSURE AS TO BOARD RECOMMENDATION AS TO ITEM 3.

This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Proxy Statement, dated April 1, 2009.

SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

The Corporation's Proxy Statement dated April 1, 2009, and the 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available free of charge at www.edocumentview.com/GABC.